Exhibit 10.16

MASTER MANUFACTURING AND SUPPLY AGREEMENT
Between
ALEXION PHARMA INTERNATIONAL TRADING
&
ALEXION PHARMACEUTICALS, INC.
And
LONZA GROUP AG
&
LONZA BIOLOGICS TUAS PTE LTD
&
LONZA SALES AG
Dated 16th December, 2014

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

ARTICLE     TITLE

1.    DEFINITIONS
2.    AGREEMENT STRUCTURE
3.    MANAGEMENT OF PROJECTS
4.    LICENSING TRANSFER AND PROCESS IMPLEMENTATION
5.    PRODUCTION AND SUPPLY
6.    DELIVERY & TRANSPORTATION OF PRODUCT
7.    PAYMENTS
8.    PROCESS CHANGES
9.    REPLACEMENT
10.    REGULATORY SUPPORT
11.    RECALLS
12.    QUALITY ASSURANCE
13.    INTELLECTUAL PROPERTY
14.    REPRESENTATION & WARRANTIES; LIMITATIONS
15.    INDEMNIFICATION
16.    CONFIDENTIALITY
17.    PRESS RELEASES; USE OF NAMES
18.    TERM; TERMINATION
19.    GOVERNING LAW AND JURISDICTION
20.    FORCE MAJEURE
21.    MISCELLANEOUS

EXHIBIT A    FORM OF PSA
EXHIBIT B    PAYMENT IN LIEU OF ROYALTY
EXHIBIT C    ALEXION PATENT RIGHTS
EXHIBIT D    TECHNOLOGY TRANSFER PROVISIONS

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

MASTER MANUFACTURING AND SUPPLY AGREEMENT
THIS MASTER MANUFACTURING AND SUPPLY AGREEMENT ("Agreement") is dated as of 16th December, 2014 (the “Effective Date”), by and between Lonza Biologics Tuas Pte Ltd, a company incorporated in Singapore with a principal place of business at 35 Tuas South Avenue 6, Singapore 637377 (“Lonza Singapore”), Lonza Sales AG, a company incorporated in Switzerland with a principal place of business at Muenchensteinerstrasse 38 CH-4002 Basel, Switzerland ("Lonza Sales"), Lonza Group AG., a Swiss company having its principal place of business at Muenchensteinerstrasse. 38, 4002, Basel, Switzerland (“Lonza Group AG”), and Alexion Pharma International Trading, an Irish corporation having its principal place of business at Block 10a, Beckett Way, Park West Business Park, Nangor Road, Dublin, Ireland ("Alexion"), and Alexion Pharmaceuticals Inc., a Delaware corporation with offices at 352 Knotter Drive, Cheshire, CT 06410, USA (“Alexion Inc”).
BACKGROUND
Alexion develops, markets and sells certain proprietary biopharmaceutical products. Alexion desires to obtain additional supply of commercial quantities of certain Product substances. Lonza has the experience and expertise necessary to perform the manufacturing and related services needed to supply the applicable Products, and Lonza has agreed to provide manufacturing capacity at certain facilities that will be suitable for production of commercial quantities of the Products.
Alexion desires to contract with Lonza as a manufacturer of commercial quantities of the applicable Product substances of certain proprietary biopharmaceutical products of Alexion and purchase commercial quantities of such Products from Lonza, and Lonza desires to perform such services and sell commercial quantities of such Products to Alexion, all on the terms and conditions set forth in this Agreement.
In accordance with each applicable PSA (as defined below), no later than sixty (60) days after the execution of the PSA or such other date set forth in the PSA, Lonza and Alexion shall enter into a TTA and Quality Agreement (each as defined below) for the purpose of further effectuating the intent of the Parties hereunder.
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION OF the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
ARTICLE 1.
DEFINITIONS
The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement.

1.1	"Acquisition Cost" means the actual invoiced price paid by Lonza to any Third Party for acquiring any raw materials, packaging components and intermediates used exclusively in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the manufacture of the Product under a PSA and this Agreement, including direct out-of-pocket shipping and handling costs and customs duties incurred and paid by Lonza in connection with the acquisition of such materials, packaging components and intermediates.

1.2
“Affiliate” means any corporation, partnership, limited liability company or other entity, which directly or indirectly controls, is controlled by or is under common control with the relevant Party to this Agreement, and "control" and its correlates means the ownership of more than fifty percent (50%) of the issued voting shares, or the legal power to direct or cause the direction of the general management and policies, of the Party in question.

1.3	“Alexion” means Alexion and, solely in respect of Section 21.7 and Exhibit B, Alexion Inc.

1.4
"Alexion Confidential Information" means all technical and other information known to, controlled or owned by Alexion or its Affiliates at any time during the Term, and not known to and at the free disposal of Lonza prior to its disclosure by Alexion or its Affiliates to Lonza and not in the public domain, including, without limitation, Alexion Materials, Alexion LSP, Alexion Tests and the Cell Line.

1.5	“Alexion Process” means that part of the Process which consists of know-how and improvements invented by or specifically for Alexion or any of its Affiliates.

1.6	“Alexion Materials” means Alexion New Material and Alexion Original Material.

1.7
“Alexion New Material” means all information, documents and materials relating to the Product that will be generated by Lonza, any Approved Subcontractor and/or Alexion under this Agreement, including without limitation, manufacturing and quality control instructions or requirements under any quality control agreements between the parties (including the QA Agreement), and specifications necessary to manufacture, label, package, store, handle, stability test, quality control test and release the Product, all in accordance with this Agreement, including without limitation the Product and partially-Processed Product. Alexion New Material does not include any Lonza Confidential Information.

1.8
“Alexion Original Material” means all information, documents and materials that will be or have been provided by Alexion to Lonza under this Agreement, including without limitation, Confidential Information.

1.9
“Alexion Patent Rights” means all Patent Rights that are controlled by Alexion and are necessary or useful in the performance of the Services by Lonza as contemplated hereby. The Alexion Patent Rights are listed on Exhibit C and attached hereto.

1.10	"Alexion Tests" means the tests to be carried out on the Product following receipt by Alexion, as specified in the relevant PSA, as modified from time to time by written agreement between the Parties.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.11
“Approved Subcontractors” means any Affiliate of Lonza and/or other Third Party subcontracted by Lonza after prior written approval of Alexion to perform part of its obligations hereunder, all as listed in the QA Agreement.

1.12	“ARIMF” means Alexion Rhode Island Manufacturing Facility.

1.13
“Background Intellectual Property” means any Intellectual Property either (i) owned or controlled by a Party prior to the Effective Date or (ii) developed or acquired by a Party independently from the performance of this Agreement.

1.14
"Batch" means the quantity of bulk form of the Product produced from a single operation of the Process, at the [*]L or [*]L scale, as the context requires, and refers to an Engineering Batch, a Process Validation Batch, and/or a Commercial Batch, as the context requires.

1.15
“BLA” means a Biologics License Application and amendments thereto for a Product filed pursuant to the requirements of the FDA, as defined in 21 C.F.R. §600 et seq., for FDA approval of a Product, and “sBLA” means a supplemental BLA.

1.16
"cGMP" means the regulatory requirements for current good manufacturing practices promulgated by the FDA under the FD&C Act, 21 C.F.R. §§ 210, 211 and 600 et seq. and under the PHS Act, 21 C.F.R. §§ 600-610 and specified by the EU/PIC guidelines, as such regulatory requirements may be amended from time to time, and the corresponding or similar national laws, rules and regulations of those jurisdictions in which the Product is manufactured. As used herein, the “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as the same may be amended from time to time.

1.17	“Campaign” means any series of Batches for a Product at a particular Facility.

1.18	"Cell Line" means a proprietary Alexion cell line that expresses the Product.

1.19
“Certificate of Analysis” means, as further specified in the applicable Quality Agreement, with respect to each Batch subject thereto, a document prepared by Lonza certifying that the final bulk product has met all Specifications.

1.20
“Certificate of Compliance” means, as further specified in the applicable Quality Agreement, with respect to each Batch subject thereto, a document prepared by Lonza that incorporates the Certificate of Analysis and which also certifies that the final bulk product was manufactured according to cGMP.

1.21
“Commence” or "Commencement" means, with respect to the commencement of a Batch, the removal of the first ampoule of the Cell Line from the relevant cell bank stocks with the intent that such cells shall be used in accordance with this Agreement.

1.22	"Commercial Batch" means a Batch produced for the purposes of commercial use by Alexion.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.23	“Components” means for example Raw Materials, [*].

1.24	"Confidential Information" means Alexion Confidential Information and/or Lonza Confidential Information, as the context requires.

1.25	“Critical Components” means Components that are critical for the Services as defined in the Quality Agreement.

1.26
“Critical Decision” means a decision on any matter that will or would be reasonably likely to have a material impact on an operational, financial, quality and/or compliance basis, on a Product and/or any of the Services.

1.27	“Delivery” has the meaning set forth in Section 5.4.1.

1.28	“EMA” means the European Medicines Agency, or any successor agency thereto.

1.29	"Engineering Batch" means a Batch used for process demonstration and confirmation of some or all of the Process steps, and is described in Section 4.6.1 hereof.

1.30	“Executive Steering Committee” or “ESC” is defined in Section 3.2.1.

1.31	"Facility" means, as applicable, Lonza's commercial manufacturing facilities located at:
1.31.1     [*] (the “[*] Facility”);
1.31.2    [*] (the “[*] Facility”) and/or;
1.31.3    [*] (the “[*] Facility”),
including any additional Lonza facility which is agreed in writing by the Parties to be added as a Facility hereunder, each as set forth with respect to a Product in the applicable PSA.

1.32	"FDA" means the United States Food and Drug Administration, or any successor agency thereto.

1.33	“FD&C Act” is defined in Section 1.16.

1.34	“Force Majeure Event” is defined in Section 20.1.

1.35	“Forecast” is defined in Section 5.2.1(a).

1.36
“Intellectual Property” means (i) inventions (whether or not patentable), patents, ideas, discoveries, trade secrets, copyrights, trademarks, trade names and domain names, rights in compositions of matter, rights in processes, rights in formulations, rights in articles of manufacture, rights in designs, rights in computer software, database rights, rights in confidential information (including know-how) and any other intellectual property rights,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

in each case whether registered or unregistered, (ii) all applications (or rights to apply) for, and renewals or extensions of, any of the rights described in the foregoing clause (i), and (iii) all rights and applications that are similar or equivalent to the rights and application described in the foregoing clauses (i) and (ii), which exist now, or which come to exist in the future, in any part of the world.

1.37
“Knowledge” An individual shall be deemed to have “Knowledge” of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter or (ii) (except when Knowledge is stated to be “actual Knowledge”) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. Each of Lonza and Alexion shall be deemed to have “Knowledge” of a particular fact or other matter if any of their respective directors, officers or employees with the authority to establish policy for the company has actual knowledge of such fact or other matter after due and diligent inquiry.

1.38	“License Agreement” has the meaning ascribed to it by Exhibit B.

1.39	“Liabilities” is defined in Section 15.1.1.

1.40	“Lonza”, except where otherwise indicated, means:
1.40.1    Lonza Singapore in respect of all activities performed at the [*] Facility;
1.40.2    Lonza Sales in respect of all activities performed at either the [*] Facility or the [*] Facility; and
1.40.3    Lonza Group AG in respect of Section 21.8.

1.41
"Lonza Confidential Information" means all technical and other information known to, owned or controlled by Lonza or its Affiliates from time to time, and not known to and at the free disposal of Alexion prior to its disclosure by Lonza or its Affiliates to Alexion and not in the public domain, including, without limitation, the Lonza Media Formulations and the Lonza Process.

1.42	“Lonza Media Formulations” means Lonza's proprietary formulations of cell growth medium and cell growth supplements used in the Process.

1.43
“Lonza Process” means that part of the Process which was originally invented by or for Lonza, plus any generic improvements or know-how which were invented by or for Lonza. Notwithstanding the foregoing, the Lonza Process specifically excludes any Alexion Process.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.44	"Materials of Environmental Concern" means any hazardous substance as is identified by any Regulatory Authority.

1.45	“Minimum Order” is defined in Section 5.2.2.

1.46
“Net Sales” means all monies received by or on behalf of Alexion or its Affiliates in respect of the worldwide sale of Product (eculizumab) less the following items to the extent that they are paid or allowed and included in the invoice price for the Product (eculizumab):

•	normal discounts actually granted;

•	credits granted for Product (eculizumab) or other goods returned or not accepted by customers;

•	packaging, transportation and prepaid insurance charges on shipments or deliveries to customers;

•	Customs duties, surcharges and other governmental charges;

•	taxes actually incurred by Alexion or its Affiliates (for example, VAT) in connection with the sale or delivery of Product (eculizumab) or other goods to customers; and

•	rebates or charge backs actually paid or credited.
Upon any sale or other disposal of Product (eculizumab) by or on behalf of Alexion or its Affiliates other than a bona fide arm’s length transaction exclusively for money or upon any use of the Product (eculizumab) for purposes which do not result in a disposal of such Product (eculizumab) in consideration of sales revenue customary in the country of use such sale, other disposal or use shall be deemed to constitute a sale at the then current maximum selling price in the country in which such sale, other disposal, or use occurs. For the avoidance of doubt, the supply of Product (eculizumab) free of charge (including without limitation provision of product free of charge for compassionate purposes), commercial samples, or for use in clinical studies or to third parties for evaluation purposes shall not be included in this provision.

1.47	"Non-Conforming Batch" means a Batch that fails to conform to the Specifications as set forth in Section 9.1 hereof.

1.48	“Out of Freeze Date” means the date of removal of the vial of cells from frozen storage for the production of a Batch.

1.49	"Party" or "Parties" means Alexion and/or Lonza, as the context requires.

1.50	“PAI” has the meaning set forth in Section 10.2.

1.51	“PIP” has the meaning set forth in Section 10.2.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.52	"PHS Act" means the Public Health Service Act, Biological Products, as amended.

1.53
“Post-Release Deviation” means a deviation raised by either Alexion or Lonza post-release of the Certificate of Compliance by Lonza regardless of when Alexion or Lonza become aware of or are informed of such deviation.

1.54
“Process” and “Processing” means any and all operations, including packaging for shipment, carried out for the manufacture of the Product under this Agreement, as summarily described under each PSA and in the applicable Quality Agreement and the applicable TTA, as such process may be changed from time to time in accordance with this Agreement.

1.55
“Process Validation” means those activities necessary to validate the Process at the relevant Facility, including a process validation master plan, a process specification cleaning validation, and a process performance qualification study.

1.56
“Process Validation Batches" means Batches that are produced to confirm reproducibility of the Process and are required to complete consistency studies, all to the extent necessary to support an approvable supplemental regulatory filing as determined by the applicable Regulatory Authorities.

1.57
"Product" means such proprietary biopharmaceutical product of Alexion or an Affiliate of Alexion as is set forth in an applicable PSA as a Product under this Agreement, and includes Product (eculizumab) and Product (Asfotase alfa) as well as any other product set forth in a PSA or a TTA.

1.58	“PSA” or “Product Specific Appendix” is defined in Section 2.3.

1.59	“Purchase Order” has the meaning set forth in Section 5.2.4.

1.60
"Quality Agreement" or “QA Agreement” means each Quality Agreement to be entered into, with respect to a Product, by and between the Parties no later than sixty (60) days after the execution of the PSA or such other date set forth in the applicable PSA for such Product, as the same may be amended from time to time by mutual written agreement of the Parties.

1.61
“Quality Assurance” or “QA” means the sum total of the organised quality assurance arrangements made with the purpose of ensuring that a Product meets the Specifications and shall specifically include all activities as set forth in the QA Agreement.

1.62	“Raw Materials” means ingredients, additives, disposables including filters and bags, and reagents, which are purchased or used by Lonza in the performance of the Services.

1.63
“Regulatory Authority” means any governmental authority in Switzerland, Singapore, US, EMEA, and/or any other country competent to grant Registrations for the Processing and/or marketing of pharmaceutical products and/or the Product and/or finished product comprised of the Product. For the avoidance of doubt, in the event that the regulations of

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

two such countries contain different standards for the Product, the stricter (more demanding) requirement shall adhere.

1.64	[*].

1.65
“Services” means the services to be provided by Lonza which are the subject of this Agreement, including the services under each PSA and the provision of personnel and operation of relevant plant and equipment at the Facilities.

1.66	“SHE” means safety, security, health and environmental protection.

1.67
"Specifications" means the specifications for the relevant Product, as agreed by the Parties and set forth in the Quality Agreement, as may be modified from time to time by the written agreement of the Parties.

1.1	“Tech Transfer Agreement” or “TTA” is defined in Section 4.5.
1.2    “Term” is defined in Section 18.1.
1.3    "Third Party" means any party other than Alexion, Lonza and their respective Affiliates.
ARTICLE 2.
AGREEMENT STRUCTURE

2.1
Entire Agreement. This Agreement (including all Exhibits, the Quality Agreements, purchase orders, PSAs and TTAs) constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations, statements and writings relating thereto, including but not limited to the Large-Scale Product Supply Agreement (Singapore) dated 19th October 2011, the Exclusive Manufacturing and Supply Agreement dated 23 December 2010 and the Manufacturing Services Agreement dated 5th November 2009, which three agreements were assigned to Alexion with an effective date of 1st January 2014. Except as otherwise expressly provided, this Section 2.1 will not affect any rights and obligations which, from the context thereof, are intended to survive termination or expiration of such prior agreements, nor shall it prejudice any other remedies that the Parties may have under such agreements. In addition, the License Agreement shall continue in force in accordance with its terms as modified by Exhibit B hereto,

2.2
Integration. To the extent any terms set forth in a PSA, TTA, Purchase Order and/or any Quality Agreement conflict with the terms set forth in this Agreement, the terms within this Agreement shall control unless otherwise expressly agreed by the Parties in writing in such PSA, TTA, Quality Agreement and/or Purchase Order.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

2.3
Product Specific Appendix/PSA. In conjunction with entering into this Agreement, the Parties may agree certain activities, the description of which shall be contained in an individual product specific appendix to this Agreement (the “PSA”, a form of which is attached hereto as Exhibit A), executed by a duly authorized officer of each Party.

2.3.1    The Parties have agreed the following PSAs:
(a)    The manufacture of Product (eculizumab) in [*];
(b)    The manufacture of Product (eculizumab) in [*];
(c)    The manufacture of Product (Asfotase alfa) in [*];
(d)    The manufacture of Product (Asfotase alfa) in [*]; and
(e)    The manufacture of cell banks at [*].
2.3.2    It is understood and agreed that one or more Affiliates may be performing one or more activities by or on behalf of a Party under this Agreement and/or a PSA, provided that any Lonza Affiliate may perform the Processing, filling, packaging, storage, testing, shipping or receiving of Products only at the Facility specified in the applicable PSA for each Product. Each Party (including its Affiliates) may execute PSAs under this Agreement, provided, however, that the Parties hereto shall each remain liable and be responsible for the performance of each PSA and this Agreement and the obligations of their respective Affiliates under each PSA and otherwise under this Agreement.
2.3.3    Each PSA shall be subject to and deemed a part of this Agreement. No PSA, or any modification thereto, shall be attached to or made a part of this Agreement without first being executed by the Parties hereto in a writing which specifically references this Agreement.

2.4
Quality Agreements. In conjunction with entering into this Agreement, the Parties shall negotiate in good faith, execute and deliver a Quality Agreement for each Facility at which Lonza carries out Services under this Agreement that governs the responsibilities related to quality systems and quality requirements for Product at such Facility, including quality control, testing and release thereof. The parties shall negotiate and execute a Quality Agreement for each Facility (or revise as appropriate an existing Quality Agreement) within sixty (60) days of execution of the PSA relating to such Facility. Each Quality Agreement (including any revised existing Quality Agreement) is incorporated herein by reference and shall be subject to this Agreement.

2.5
TTA. In conjunction with entering into this Agreement, with respect to each Product to be manufactured under a specific PSA under this Agreement (with the exception of the manufacture of Product (eculizumab) in [*] and Product (Asfotase alfa) in [*]), the Parties

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

shall jointly develop the applicable TTA in accordance with the requirements of this Agreement, which TTA shall establish the scope, process, key deliverables, and timeline for the modifications to the relevant Facility and licensing transfer from Alexion to Lonza for manufacturing such Product at the Facility. Each TTA (including any revised existing TTA) is hereby incorporated herein by reference and shall be subject to this Agreement.
ARTICLE 3.
GOVERNANCE STRUCTURE

3.1
Committees and Teams Generally. Each Party will be responsible for its internal decision making process and for informing the other Party of decisions made materially or adversely affecting the manufacturing and/or supply of the Product in a regular and timely manner. Without limiting the foregoing, the Parties will establish a Governance Structure comprised of an Executive Steering Committee, a Joint Steering Committee and Joint Project Teams to oversee the performance of this Agreement.

3.2	Executive Steering Committee.
3.2.4    Formation. Within thirty (30) days after the Effective Date, the Parties will establish an executive steering committee (“Executive Steering Committee” or “ESC”) to oversee manufacture at each applicable Facility and the performance of this Agreement and the PSAs hereunder. The Executive Steering Committee will be composed of an equal number of senior representatives (not to exceed four from each Party) appointed by each of Alexion and Lonza. Either Party may replace any or all of its representatives at any time upon prior written notice to the other Party.
3.2.5    Responsibilities. The Executive Steering Committee shall perform the following functions:
(a)    review the business relationship between the Parties including on-going business, future new business opportunities and long term strategies.
(b)    settle disputes or disagreements that are unresolved by a Joint Steering Committee unless otherwise indicated in this Agreement; and
(c)    perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

3.2.3	Composition. The Executive Steering Committee shall be comprised of the following representatives from each Party:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(a)	The Chief Global Operations Officer of Alexion and the Chief Operating Officer of Lonza

(b)	SVP, Global Manufacturing Operations of Alexion and the Senior Vice-President, Global Operations of Lonza

(c)	CMO, Business Management of Alexion and the Global Head of Sales for Lonza.

(d)	The Head of Quality of both parties; and

(e)	Additional representatives as identified and agreed by the ESC.

3.3	Joint Steering Committee
3.3.1    Formation. Within thirty (30) after the Effective Date, the Parties will establish a Joint Steering Committee (“Joint Steering Committee” or “JSC”, which shall consist of Monthly JSC and Quarterly JSC components as further described in Section 3.5.2 and each reference to “Joint Steering Committee” or “JSC” in this Agreement shall mean either component as the case may be unless otherwise specified in this Agreement) to oversee and manage the activities to be conducted under this Agreement and each PSA and the Facilities included herein. The JSC will consist of such equal number of representatives of each Party as are reasonably necessary to accomplish the goals of this Agreement. Each Party will promptly notify the other Party of its initial appointees to each JSC. Each Party may replace any or all of its JSC representatives effective upon written notice to the other Party.
3.3.2    Responsibilities. The Joint Steering Committee shall have the following responsibilities:
(a)    High level oversight of all Facilities involved in manufacture of Product under this Agreement including, but not limited to, determining the overall strategy at each applicable Facility in the manner contemplated by this Agreement
(b)    Establishment and review of key performance indicators for all Facilities involved in manufacture of Product under this Agreement
(c)    Resolution of issues escalated from the JPT’s
(d)    Escalation of unresolved issues to the ESC.
3.3.3    Composition. The Joint Steering Committee shall be comprised of, for Alexion, the VP, Technical Operations, Senior Director, Technical Services,

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Executive Director, External Quality Assurance and Senior Director, CMO, Business Management, and for Lonza, the regional Vice Presidents of Operations, Contract Manager, Sales representative, a global Quality Assurance representative and, in respect of the relevant Facility, the Head of Site, Quality Assurance Director, Operations Director and Project Manager.

3.4	Joint Project Team
3.4.1    Formation. Within thirty (30) days after the Effective Date the Parties will establish a Joint Project Team (“Joint Project Team” or “JPT”) for each separate Facility to oversee and manage the activities to be conducted under this Agreement and each PSA herein at such Facility. Each JPT will headed up by a Lonza site Project Manager and an Alexion CMO Business Manager (each a “Project Manager”). Each Project Manager will have day-to-day operational responsibility for such Party’s responsibilities hereunder with respect to all related activities at the Facility.
3.4.2    Responsibilities. The Joint Project Team shall have the following responsibilities:

(a)	Execution and completion of project activities and deliverables

(b)	Oversight of commercial manufacturing campaigns including all pre-campaign preparation and post-campaign activities.

(c)	Resolution of all operational issues that may arise from time to time associated with the manufacture of Product.

(d)	Escalation of unresolved issues to the JSC

3.4.3
Composition. Each JPT shall be headed up by a Lonza Project Manager and an Alexion CMO Business Manager as appointed by the Parties. The JPT shall be composed of appropriate Technical, Quality and/or Operational representatives from the Parties as is necessary to execute the responsibilities of the JPT.

3.5	Meetings.
3.5.1    ESC. The ESC will meet at least quarterly, and as agreed by the ESC to make determinations as required of it, provided the first ESC meeting shall be within ninety (90) days of the Effective Date. The Parties will attempt to ensure that at least three of such meetings in each calendar year shall be face-to-face and shall alternate at each of the Party’s offices unless otherwise decided by the ESC. The Parties shall determine at each ESC meeting whether to generate minutes for such ESC meeting. Where minutes are generated, the Parties shall issue final minutes no

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

later than sixty (60) days after such ESC meeting unless otherwise agreed in writing between the Parties.
3.5.2    JSC. The JSC will meet via telecon for each Facility to include the relevant Facility-based Lonza JSC members and Contract Manager at least monthly during the term of this Agreement unless the Parties otherwise agree in writing. On a quarterly basis in place of the Monthly JSC meetings, a single JSC meeting shall be held to also include the regional Vice Presidents of Operations, Sales representative and global Quality Assurance representative and this meeting shall be used to consider activities at all the Facilities, including forecasts and scheduling and key performance indicators. Meetings may be called on a more frequent basis by the JSC especially during the early stages of the collaboration or if necessary to resolve issues escalated from a JPT. These meetings may be held via teleconference or videoconference but the Quarterly JSCs shall be held face to face at least two times per year alternately at the Parties’ facilities or at such locations as the Parties may otherwise agree. Minutes will be generated and issued within 1 (one) week of each JSC meeting showing the following:
(d)    Attendance
(e)    Summary of topics discussed
(f)    Decisions made
(g)    Actions assigned.
Decisions.

(a)
The JSC may make Critical Decisions only if a quorum exists, which means the meeting is attended by, for Alexion, representatives from External Quality Assurance, Technical Operations and CMO, Business Management at Director level or above, and for Lonza, the relevant Facility Site Head or regional Vice President of Operations, a relevant Facility or global Quality Assurance representative at Associate Director level or above, and either the Contract Manager or Sales representative, or in each case a delegate from each such function pursuant to Section 3.5.4.

(b)
If the JSC is unable, despite the good faith efforts of all members, to resolve a disputed issue that is within the purview of the JSC, the disputed issue shall be referred immediately by the JSC to the ESC. If the dispute cannot be resolved by the ESC, the matter will be handled in accordance with Article 19 hereof.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.5.3    JPT A JPT shall meet as frequently as agreed but at least once per week during campaign preparation (defined as 90 days prior to the first out of freeze date of a Campaign), campaign execution and post campaign activities. Outside of these times, a JPT may meet less frequently but not less than once per calendar month. Any exceptions to meeting frequency shall be mutually agreed by the Project Managers. These meetings may be held via teleconference, videoconference or face-to-face as agreed by the JPT. Minutes will be generated and issued within 2 working days of each JSC meeting showing the following:
(a)    Attendance
(b)    Summary of topics discussed
(c)    Decisions made
(d)    Actions assigned
Decisions.

(a)
Where a JPT is unable, despite good faith efforts of all members, to resolve a disputed issue that is within the purview of the JPT, the disputed issue shall be referred by agreement of the JPT, to the JSC for resolution.

(b)	The JPT may not make a Critical Decision, which shall be escalated to the JSC for decision.
Pre-and Post-Campaign Review Meetings. In addition to the above, Lonza and Alexion shall carry out pre- and post-Campaign meetings at each Facility and each Party shall have the right to invite representatives to such meetings it chooses in its reasonable discretion. The duration of each meeting shall be determined jointly by the JPT to adequately accommodate the meeting agenda, but in no event shall be longer than two (2) days, unless jointly agreed by the JPT. The agenda for each pre-campaign meeting shall be proposed by Alexion and agreed by Lonza, Lonza not to unreasonably disagree with any agenda item proposed by Alexion. Lonza shall have the opportunity to suggest additional topics, not to be unreasonably refused by Alexion. Post campaign review meetings shall follow Lonza’s standard agenda for these meetings, with additional topics suggested by Alexion, not to be unreasonably refused by Lonza.
3.5.4    Generally. Unless otherwise specified in this Agreement, all meetings of the operating committees hereunder, upon the determination of the applicable operating committee, may be conducted by conference telephone or videoconference. Telephonic and videoconference meetings shall be effective only if at least two (2) representative of each Party are in attendance or participating in

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the meeting. Meetings shall be attended by the members provided that if a member may not attend, s/he may send a delegate.
ARTICLE 4.
LICENSING TRANSFER AND PROCESS IMPLEMENTATION

4.1
Supply of Alexion Materials. Pursuant to the agreements identified in Section 2.1, Lonza has possession of, or Alexion shall supply, sufficient Alexion Materials, including sufficient purified reference standard for the Product and sufficient ampoules of the Cell Line from an appropriate cell bank for Lonza to provide the Services.

4.2	Rights in Alexion Confidential Information, Alexion Patent Rights and Alexion Materials, Rights to the Processes and Biosimilar Restriction.
4.2.1 Alexion hereby grants Lonza the non-exclusive right to use the Alexion Confidential Information, the Alexion Patent Rights, and the Alexion Materials solely for the purpose of Lonza performing Services for Alexion under this Agreement. Lonza and its Affiliates will not use the Alexion Confidential Information, Alexion Patent Rights or Alexion Materials (or any part thereof) for any other purpose without Alexion’s prior written consent either during or after the term of this Agreement. Except as set forth in this Section 4.2, no licenses are granted to Lonza to use the Alexion Materials, the Alexion Patent Rights or the Alexion Confidential Information, and no licenses shall arise or be deemed to have arisen by default, estoppel or otherwise. Without limitation of any other clauses herein related to survival, the provisions of this Section 4.2 shall survive the termination of this Agreement.
4.2.2 Lonza confirms that the Cell Line and all other cell lines and material generated by Lonza or any of its Affiliates pursuant to this Agreement are owned by Alexion (subject to Lonza's retained rights in the Lonza Patent Rights and Lonza Confidential Information), and are included in the Alexion Material. Lonza hereby grants and agrees to grant to Alexion an exclusive, perpetual, royalty-free, worldwide license to utilize the Lonza Process for manufacture, use and sale of [*] (regardless of whether such patents have terminated or expired, or later terminate, or expires for any reason). Except with respect to the performance of the Services under this Agreement, such license is exclusive even as to Lonza and its Affiliates. Except as specifically set forth above, Lonza retains the exclusive ownership and right to use the Lonza Process (but not the Alexion Process) in connection with the manufacture, use and sale of all other products, including without limitation [*].
4.2.3 Lonza further agrees that neither Lonza nor its Affiliates will manufacture for itself, its Affiliates, and/or for any third party [*] (using the Lonza Process or any other

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

process) while Lonza is manufacturing [*] of each Product. The Parties agree at such time as they add any other Product to this Agreement, [*]which discussions will be considered on a case-by-case basis, and the [*] minimum above shall not necessarily be considered as the minimum requirement for the biosimilar restriction to apply to such additional Products which minimum may be more, less or the same depending on the particular case including the potential market of such new Products. For the purposes of this section 4.2.3, [*].

4.3
Lonza Obligations Regarding Alexion Materials. At all times, Lonza shall use reasonable best efforts to keep the Alexion Materials secure and safe from loss, damage, theft, misuse and unauthorized access in such manner as Lonza stores its own materials of similar nature; not part with possession of the Alexion Materials or the Product save for the purpose of tests at the Testing Laboratories or as directed by Alexion; and cause all Testing Laboratories to be subject to confidentiality and non-use obligations no less onerous than those confidentiality and non-use obligations imposed on Lonza under this Agreement.

4.4
No Other License. Without prejudice to Lonza's right to receive payment hereunder or to Lonza's own proprietary rights in the Lonza Process, the Lonza Information and the Lonza Patent Rights, Lonza agrees that, except as expressly provided in Section 4.2 above, Lonza shall not by virtue of this Agreement acquire any right, license or title in, or to, the Alexion Patent Rights, the Alexion Confidential Information, the Alexion Materials or the Product.

4.5
TTA. By no later than sixty (60) days after the execution of a PSA, which PSA covers the manufacture of a Product (with the exception of the manufacture of Product (eculizumab) in [*] and Product (Asfotase alfa) in [*],), the Parties shall jointly develop and enter into a technology transfer agreement, which shall set forth the specific responsibilities of the Parties in connection with the modification of the applicable Facility and implementation of the Process at such Facility (each a “TTA”). Each TTA may be amended from time to time by mutual agreement of Lonza and Alexion. Each TTA will also incorporate by reference more detailed functional plans as needed.

4.6	Initial Batches.
4.6.1    Engineering Batches. Lonza shall manufacture Engineering Batches in compliance with the requirements of cGMP, including applicable Batch records as well as any documentation, processes and procedures referred to in such Batch records, and use commercially reasonable efforts to ensure such Batches conform to the applicable Specifications. A minimum number of Engineering Batches are required before moving to Process Validation. The PSA shall set forth the minimum number of Engineering Batches to be manufactured by Lonza as well as any other requirements with respect to such Engineering Batches. At Alexion's election, Alexion may make whatever further use of such Engineering Batches as it shall determine, or direct Lonza to dispose of such Engineering Batches.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

4.6.2    Process Validation. Once the Process applicable to a PSA is implemented at the applicable Facility, Lonza shall use reasonable best efforts to perform all required process validations (as described in the PSA for such Product) and shall produce the number of Process Validation Batches, each as specified in the applicable PSA, sufficient to document the operability and reproducibility of the Process and permit the Parties to complete and file the necessary regulatory documents.

4.7	Raw Materials.
4.7.1    Raw Materials. Alexion shall pay Lonza the [*] of all Raw Materials and [*], together with the following handling fees, expressed as percentages of such [*]:

	Soliris [*]	Soliris [*]	Asfotase Alfa [*]	Asfotase Alfa [*]
Raw Materials	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
provided however that with regard to the manufacture of Product (eculizumab) in [*], (a) the [*] in the Batch price and will not be invoiced separately, (b) the [*] in the Batch price and will be invoiced separately; and provided further that Alexion may decide at any time to purchase for any Facility any such [*] directly from an outside party by informing Lonza thereof in which case no payment shall be made by Alexion to Lonza for such [*] and [*]; and provided further where Lonza invoices Alexion separately for Raw Materials and/or [*] under this Section 4.7.1, Lonza shall use reasonable best efforts to obtain the lowest possible pricing for such Raw Materials and [*]. Where Alexion so purchases any [*] directly from an outside party, these must be delivered to the relevant Facility in accordance with the requirements of the applicable manufacturing schedule, and where a Batch cannot be manufactured solely due to such [*] not being made available on time then (a) Alexion shall pay a cancellation charge equal to [*]% of the Batch price and [*]% of any handling fee for Raw Materials for such Batch (except where Lonza is able to resell the cancelled Batch slots by a new order of greater or equal value not under purchase order with Lonza by another client at the time of such cancellation) and (b) Lonza shall have no liability to Alexion for such Batch not being manufactured.
4.7.2    Raw Materials Management and Safety Stock. For each production Campaign, Lonza shall, at a minimum, procure safety stock of Raw

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Materials equivalent to [*] worth of Raw Materials for a Campaign containing up to [*] and [*] worth of Raw Materials for a Campaign containing [*] batches. Prior to each Campaign, Lonza and Alexion shall discuss and agree if the safety stock level of Raw Materials shall be increased to a maximum of [*] worth of Raw Materials for a Campaign of up to [*]. Alexion and Lonza will discuss and agree safety stock strategy for Campaigns over [*], but at a minimum shall be equivalent to [*] worth of Raw Materials. Lonza and Alexion shall meet yearly to perform a joint review and risk assessment of Raw Materials to agree any changes or exceptions to the strategy. Lonza shall provide to Alexion on a quarterly basis an inventory report of Alexion-owned Raw Materials.
4.7.3    Critical Components. Lonza shall not change the supplier of any Critical Component without the prior written consent of Alexion.
4.7.4    Media. For the avoidance of doubt, the Parties acknowledge that they have agreed that (a) it is not intended to use [*]-manufactured media at the [*] Facility or [*] Facility, but if it so used, no additional payment equivalent to the US [*] per liter in (b) below will be charged by Lonza, but (b) in the event that APIT or any of its Affiliates uses [*]-manufactured media at any other facility for the manufacture of Product, Alexion will pay Lonza US [*] per liter therefor. The obligation of subparagraph (b) shall not be applicable in the event that Lonza cannot or will not supply Lonza-manufactured media.
ARTICLE 5.
PRODUCTION AND SUPPLY

5.1
Commitment to Manufacture; Purchase. Subject to the terms and conditions set forth in this Agreement, during the Term, Alexion shall retain Lonza, in accordance with the individual PSAs executed by the Parties, as a non-exclusive manufacturer of the Product (eculizumab), and as a non-exclusive manufacturer of Product (Asfotase alfa).

5.2	Production and Supply.
5.2.3    Forecasts and Manufacturing Schedule
(h)    Forecast. In respect of the calendar year 2015 and thereafter, Alexion shall provide to Lonza a [*] forecast, with the first such forecast to be provided to Lonza no later than [*] days after the Effective Date and thereafter updated in [*] of each year (“Forecast”). The Forecast shall set forth, for the lesser of [*] or the remainder of the Term, on a Facility-by-Facility and Product-by-Product basis, the number of Batches requested to be manufactured, with: (i) the first [*] of each Forecast to be provided in line with the relevant Lonza Manufacturing Schedule; and (ii) the [*] to be

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

provided on an annual basis, which, in the case of clause (ii) shall be non-binding in respect to the number of Batches Forecast above the Minimum Order. In addition, Alexion shall use its commercially reasonable efforts to provide a Forecast that would permit Lonza to plan Alexion’s annual production in no more than one Campaign in any given year.
(i)    Manufacturing Schedule. Within [*] of the receipt of each Forecast, Lonza shall provide to Alexion a Manufacturing Schedule (which Manufacturing Schedule shall detail, at a minimum, the estimated Out of Freeze and Delivery dates for each Batch) for no less than the Minimum Order set forth in such Forecast. The Delivery date of the last Batch in such Manufacturing Schedule must be within the calendar year in which the Batch was Forecast. In order to allow a level of flexibility at the Facility, Lonza can adjust the estimated Out Of Freeze date (and as a result, the target Delivery date) as follows:
(i)    [*] or more prior to the Out of Freeze Date, the Out of Freeze Date can be adjusted by plus or minus [*];
(ii)    between [*] and [*] prior to the Out of Freeze Date, the Out of Freeze Date can be adjusted by plus or minus [*]; and
(iii)    less than [*] prior to the Out of Freeze Date, the Out of Freeze Date can be adjusted by plus or minus [*].
provided, however, that (x) a single Out of Freeze Date may not be adjusted by more than a cumulative total of [*], (y) any such adjustment by Lonza shall not cause Alexion to be in breach of its obligations in Section 4.7.1 concerning timely delivery of Raw Materials and (z) Lonza shall use commercially reasonable efforts to start and complete Campaigns in the same calendar year but if Lonza fails to start and complete a Campaign in the same calendar year, the portion of the Campaign completed in the following year shall be counted in the prior year for purposes of satisfying Minimum Order requirements unless otherwise requested in writing by Alexion.

(c)
Capacity Notice. Lonza shall make good faith efforts to notify Alexion at such time as Lonza receives firm orders that would prevent Lonza having the capacity to fulfill one or more Batches set forth in the [*] of any Forecast.

5.2.4    Minimum Order. In respect of the calendar years to and including [*], Alexion shall place with Lonza the following minimum Purchase Orders for Batches, based on starts in the Manufacturing Schedules provided by Lonza for each relevant calendar year (“Minimum Order”):

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(e)    Soliris [*]: In respect of Product (eculizumab) manufactured in [*], a minimum of [*] as set forth in the PSA, a minimum of [*] or as many as agreed in the PSA, and a minimum of [*].
(f)    Soliris [*]: In respect of Product (eculizumab) manufactured in [*], a minimum of [*].
(g)    Asfotase Alfa [*]: In respect of Product (Asfotase Alfa) manufactured in [*].
(h)    Asfotase Alfa [*]: In respect of Product (Asfotase Alfa) manufactured in [*].
(i)    In respect of the calendar years [*], Alexion commits to the non-product-specific capacity commitment below, which Lonza commits to reserve for supply on a Product-by-Product basis from any of the Facilities then under a PSA for such Product, as follows:

•	[*] for one or two products in no more than [*]), and

•	[*].

•
In each of the foregoing cases, Lonza can supply from any of its Facilities provided that the total price for the Batches, including the fee for Raw Materials, supplied from the alternative Facility(ies) shall not be greater than if they had been supplied from the original Facility(ies) (by way of example, if the change is from the original Facility supplying on [*]L scale to an alternative Facility supplying on a [*]L scale, the total price for [*]supplied from the alternative Facility shall be no greater than the (i) the total price of [*] supplied from the original Facility plus (ii) the fee for the Raw Materials from the original Facility).

•
Any movement of a Product to a Facility that is not at such time under a PSA requires the prior written agreement of both Parties to a new PSA for such Facility and the Parties shall work together in good faith to agree such PSA.

Where the cycle time is greater than the above assumptions, the Batch price and number of Commencements would have to be reviewed. Both Parties shall use commercially reasonable efforts to work together to reduce cycle times.
5.2.5    Demand above the Minimum Order. Where Alexion Forecasts demand subject to section 5.2.1 which is above the Minimum Order, the following shall apply:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(a)    Soliris [*]:[*] but where a Purchase Order for additional demand above the Minimum Order is accepted by Lonza, it shall be binding on both Parties.
(b)    Soliris [*]:[*] and beyond is subject to whether or not Lonza has freely available capacity, but where a Purchase Order for additional demand is accepted by Lonza it shall be binding on both Parties.
(c)    Asfotase alfa [*]: Additional demand is subject to whether or not Lonza has freely available capacity. [*]Where a Purchase Order for additional demand is accepted by Lonza it shall be binding on both Parties.
(d)    Asfotase alfa [*]: Additional demand is subject to whether or not Lonza has freely available capacity, but where a Purchase Order for additional demand is accepted by Lonza it shall be binding on both Parties.
5.2.6    Purchase Orders. Alexion shall issue to Lonza, at least [*] prior to Commencement of the first Batch in a Campaign, a written purchase order, consistent with the agreed Manufacturing Schedule, (“Purchase Order”). To the extent such Purchase Order conforms to the Manufacturing Schedule for such Product in terms of amount and timing of delivery, Alexion and Lonza both shall be bound thereby, and Lonza shall be obligated to confirm in writing, within [*] [*] of the date of such Purchase Order, their acceptance of such Purchase Order. Lonza shall use its commercially reasonable efforts to accommodate any reasonable changes to a Purchase Order that Alexion may request. The Parties agree that there shall be one Purchase Order issued for each separate Batch. However, in respect of the period from the Effective Date until [*], Alexion shall place, and Lonza shall accept, within [*] of the Effective Date, Purchase Orders in respect of the Batches set out in section 5.2.2 above provided such Purchase Orders are consistent with the Manufacturing Schedules provided by Lonza. In the case a Party terminates this Agreement in accordance with Section 18.2.2 or 18.2.3 (as the case may be), Lonza shall not be obliged to manufacture, and Alexion shall not be obliged to pay for, any Batch having a Commencement after the Notice Period. During the Notice Period, both Parties’ obligations under this Agreement shall continue in respect of Minimum Orders and Purchase Orders.

5.3
Cancellation Fee. The Minimum Order cannot be canceled either by Alexion or Lonza. Any demand above the Minimum Order for which Purchase Orders have been agreed by the Parties in accordance with Section 5.2.4 are binding on both Parties and cannot be cancelled by Alexion or Lonza. Any Minimum Order or demand above the Minimum Order that is binding that Alexion requests to be cancelled will be subject to payment of a cancellation charge equal to [*] of the Batch price and [*] of any handling fee for Raw Materials in accordance with section 4.7 above. If Lonza is able to resell the cancelled Batch

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

slots by a new order of greater or equal value not under purchase order with Lonza by another client at the time of such cancellation, then Lonza shall waive this cancellation charge. Notwithstanding the above, no cancellation fee shall be imposed in the case of a Batch having a Commencement after the Notice Period in accordance with Section 5.2.4.

5.4	Provision of Batches.
5.4.1    Delivery. Except as provided in Section 6.5 below, the date on which Lonza issues to Alexion a Certificate of Compliance in a form reasonably acceptable to Alexion with respect to such Batch shall constitute Delivery (“Deliver”, or ‘Delivered”, as appropriate). Both parties shall use good faith efforts to reduce the time period between bulk fill and Delivery.
5.4.2    Title: For the avoidance of doubt, without prejudice to Section 7, title to and responsibility for the Product shall pass to Alexion on the date of Delivery.
5.4.3    Supply Deficiencies. If Lonza fails to produce a Batch specified in the relevant Purchase Order, then this shall constitute a “Supply Deficiency” for purposes of this Agreement. It shall not be a Supply Deficiency where a Batch fails to meet the [*] element of the Specification, provided such failure was not caused by Lonza’s operational deviations. In such a case, Alexion shall pay for the Batch and Raw Materials, even although no Certificate of Compliance is Delivered in accordance with Section 5.4.1.
5.4.4    Procedure to Cure Supply Deficiencies. If there is a Supply Deficiency, Lonza shall increase the then current Campaign for the relevant Product (or if no longer current, then the next succeeding Campaign for such Product if not remedied beforehand) to remedy the Supply Deficiency and/or take one or more of the following steps to remedy any remaining Supply Deficiency, as determined by the Joint Steering Committee:
(a)    Utilize any capacity of any other approved Facility which is not then committed to the performance of the Services or to performance of services for third party customers;
(b)    Utilize suitable production capacity (i.e., fully validated for production of Batches of the Product in accordance with this Agreement) of Lonza or its Affiliates not then committed to third party customers; and
(c)    Co-ordinate and co-operate with Alexion, through the Joint Steering Committee, to re-schedule Batches of Product ordered hereunder in order to maximize Lonza's ability to rectify the Supply Deficiency while minimizing the disruption to any Purchase Orders then in force and any commitments to third party customers.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

5.4.5    Supply Failure. If a Supply Deficiency arises such that Lonza is unable (or the Parties agree that there is no reasonable likelihood that Lonza will be able) to Deliver at least [*] of Purchase Orders in any twelve (12) month period, then such event shall constitute a “Supply Failure".
(a)    Supply Failure shall entitle Alexion to elect within a [*] day period from the Supply Failure to: (a) treat the Supply Failure as a Supply Deficiency; or (b) terminate the relevant PSA.
(b)    In the event Alexion elects to treat the Supply Failure as a Supply Deficiency, the provisions of Section 5.4.4 shall apply.
(c)    Notwithstanding anything to the contrary in the foregoing, in the event that Lonza becomes unable to manufacture any Product for the foreseeable future (i.e., longer than [*] from the Supply Failure) due to Force Majeure, Lonza shall have the right to elect within a [*] day period from the Supply Failure to terminate the relevant PSA upon written notice to Alexion and the provisions of Section 18.3 shall apply.
5.4.6    Exclusive Remedy. Except as provided in this Section 5, Alexion shall not be entitled to cancel any unfulfilled part of the Services or to refuse to accept the Services on grounds of late performance or late delivery. The provisions of this Section 5 shall be the sole liability of Lonza and sole remedy of Alexion with respect to any Supply Deficiency or Supply Failure.

5.5	Excess Capacity.
5.5.3    Request by Alexion. Alexion may notify Lonza in writing if it wishes Lonza to initiate discussions with Lonza’s third party customers regarding the opportunity for such third party customers to purchase services to be provided form any fermentation capacity of a Facility which has been reserved for Alexion pursuant to a Purchase Order, or which Alexion is obligated to reserve pursuant to this Agreement, in which case Lonza shall use commercially reasonable efforts to sell such capacity upon commercially reasonable terms.

5.5.2
Price Adjustment. Alexion’s obligation to utilize or pay for such excess capacity will be waived to the extent that Lonza sells such excess capacity at a price, net of its reasonable personnel and associated costs in selling such excess capacity, that is equal to or greater than Alexon would have paid had it utilized such capacity. If Lonza is able to sell the excess capacity only at a price that will yield Lonza revenues, net of Lonza’s reasonable personnel and associated costs in selling such excess capacity, that are less than Alexion would have paid had it utilized such capacity, it will only agree to such terms with Alexion’s consent and Alexion shall then be responsible for reimbursing Lonza for such lost revenues (i.e., the difference from

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

what Alexion would have been required to pay for such excess capacity). Alexion may request verification from Lonza’s accountants, based on a review of Lonza’s records, of the amount received by and such costs incurred by Lonza.
ARTICLE 6.
COLLECTION AND SHIPMENT OF PRODUCT

6.1
Collection and Shipment. Alexion and Lonza will work together in good faith to determine estimated collection dates for Product under this Agreement and Lonza shall make Product available for collection on an [*] basis the relevant Facility (as defined by Incoterms 2010).

6.2	Title: Without prejudice to Section 7, title to and responsibility for the Product shall pass to Alexion on the date of Delivery.

6.3
Packaging and Labeling. Unless otherwise agreed, Lonza will package and label Product in accordance with its standard operating procedures. Alexion will inform Lonza in writing in advance of any special packaging and labeling requirements for the Product. All additional costs and expenses incurred by Lonza in complying with such special requirements shall be charged to Alexion in addition to the Price.

6.4
Transportation and Insurance. Alexion agrees that it shall arrange collection of the Product within [*] days after the date of Delivery. Alexion shall be responsible for insuring each Batch (at Alexion’s own cost) from the date of Delivery; Lonza shall be responsible for the costs to insure each Batch prior to the date of Delivery. The insurance value shall be equal to the replacement value of the Product ([*]). Lonza specifically acknowledges its obligation to provide validated cold storage (at the storage temperatures applicable at the Effective Date) for Product (eculizumab) and Product (Asfotase alfa), at all times prior to Alexion’s pickup. At Alexion’s request, Lonza will (acting as an independent agent for Alexion) arrange for the transportation of Product to a facility designated by Alexion together with insurance for the then applicable Price for the number of Batches transported. All additional costs and expenses incurred by Lonza in arranging transportation and insurance shall be charged to Alexion in addition to the Price provided Lonza invoices Alexion for such costs and expenses within the calendar quarter following shipment of the Batch. Transportation of the Product, whether or not under any arrangements made by Lonza on behalf of Alexion, shall be made at the sole risk and expense of Alexion. In cases where Alexion has not requested Lonza to arrange for transportation of Product, Lonza will provide reasonable co-operation with Alexion’s transportation agents in coordinating the collection of Product from the Facility.

6.5
Quarantine of Product. With the agreement of both parties, Lonza will Deliver Product Batches in quarantine prior to delivery of the Certificate of Compliance. Such request shall be accompanied by Alexion’s written acknowledgement that the Batch has been Delivered

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

without the transmittal to Alexion of a Certificate of Compliance, that accordingly the Batch cannot be administered to humans until transmittal of the Certificate of Compliance, and that Alexion nevertheless accepts full risk of loss, title and ownership of the Batch. The Delivery of a Batch in quarantine shall be subject to such testing requirements as Lonza may reasonably require, and the [*] day period referred to in Section 6.7 shall run from Delivery in quarantine to Alexion of the relevant Batches.

6.6
Inspection of Product. Where Lonza has made arrangements for the transportation of Product under Section 6.4, Lonza shall use its reasonable endeavors to notify Alexion of shipment by facsimile or e-mail (return receipt requested) on the date of dispatch. Alexion shall diligently examine the Product as soon as practicable after receipt. Notice of all claims arising out of:

6.6.1    Damage to or total or partial loss of Product in transit shall be given in writing to Lonza and the carrier within [*] business days of receipt; or
6.6.2    Failure of a shipment of Product to arrive shall be given in writing within [*] business days of the date on which the shipment was made, as stated in Lonza's notice of shipment provided on the date of dispatch to Alexion.
Alexion shall make damaged Product available for inspection and shall comply with the requirements of any insurance policy covering the Product. Lonza shall offer Alexion all reasonable assistance, at Alexion’s cost, in pursuing any claims arising out of the transportation of Product, but Lonza's responsibility shall otherwise be limited by the [*] shipping term (Incoterms 2010).

6.7
Tests. Promptly following Delivery of a Batch of Product, or any sample intended to be representative thereof, Alexion shall carry out the Alexion Tests. If the Alexion Tests show that the Product fails to meet the applicable Specifications, then Alexion shall give Lonza written notice thereof within [*] days from the date of Delivery of the Batch and shall, unless otherwise directed by Lonza, return the Batch for further testing. In the absence of such written notice, the Batch shall be deemed to have been accepted by Alexion as meeting Specifications. If Lonza agrees, or it is determined pursuant to Section 6.8, that the returned Batch fails to meet Specifications and, to the extent that such failure is not due (in whole or in part) to acts or omissions of Alexion or any third party after Delivery of such Batch, the Batch in question shall be regarded as not having been Delivered and shall constitute or contribute towards a Supply Deficiency and entitle Alexion to the rights set forth in Section 5.4 (including Supply Deficiency) as well as this section 6.7, including a refund for the Batch Price and, for Product (eculizumab), an adjustment in respect of [*] in the case of a lost cycle and/or lost Batch in accordance with the relevant PSA.

6.8	Disputes. If there is any dispute concerning whether a Batch meets the applicable Specifications and/or the reasons therefor, such dispute shall be referred for decision to

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

an independent expert (acting as an expert and not as an arbitrator) to be appointed by agreement between Lonza and Alexion or, in the absence of agreement by operation of the provisions of Section 19.2. The costs of such independent expert shall be borne equally between Lonza and Alexion. The decision of such independent expert shall be in writing and, save for manifest error on the face of the decision and subject to the rights of the Parties under Section 19.2, shall be binding on both Lonza and Alexion.
ARTICLE 7.
PAYMENTS

7.1	Milestone Payments
7.1.1    Soliris [*]: In respect of the manufacture of Soliris at the [*]Facility pursuant to this Agreement, Alexion shall pay Lonza the following non-refundable and non-creditable milestone payments, payable as follows:
(a)    [*] payable on the Effective Date; and
(a)    [*] payable on completion of modifications to the [*] Facility ready for tech transfer of Soliris to the [*] Facility, provided the modifications to the Facility are sufficient to allow manufacture of Soliris to take place. The Parties shall use reasonable best efforts to complete tech transfer activities no later than 31 December 2014 in accordance with a timeline to be agreed between the parties.
(b)    All capital equipment required to be purchased will be purchased, owned, and installed by Lonza. Lonza will bear all costs of delivery, installation, validation, and maintenance of all such equipment. [*].
(c)    A facility adaptation fee equal to [*] payable no later than 31 December 2014.
7.1.2    Soliris [*]: In respect of the manufacture of Soliris at the [*] Facility pursuant to this Agreement, Alexion shall pay Lonza on the Effective Date a non-refundable and non-creditable milestone payment in the amount of the US dollar equivalent of [*] using the exchange rate prevailing on the Effective Date as published by Thomson Reuters. In addition, the Parties shall use good faith efforts in evaluating (a) the capital equipment needed and (b) the necessary adaptations required to the [*] Facility and the payments due by Alexion to Lonza as a result.
7.1.3    Asfotase Alfa [*]: In respect of the manufacture of Asfotase Alfa at the [*] Facility pursuant to this Agreement, Alexion shall pay Lonza the following non-refundable and non-creditable milestone payments, payable as follows:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(a)    [*], payable on the date after all of the following have been completed: the TTA has been agreed, the tech transfer teams for both Parties have been fully established and the first meeting between the tech transfer teams from both Parties has taken place; provided that Lonza may invoice this milestone payment if the TTA has been agreed and the tech transfer teams have been so established even if Alexion is unable to accommodate a requested first meeting in December 2014; and
(b)    All capital equipment required to be purchased will be purchased, owned and installed by Lonza. Lonza will bear all costs of delivery, installation, validation, of all such equipment. Lonza will bear all costs of maintenance of all such equipment. Where suitable capital equipment can be provided by Alexion, Lonza shall purchase such equipment from Alexion. A set-up fee equal to [*].
(c)    A facility adaptation fee equal to [*] payable by Alexion no later than 31 December 2015.

(d)
A fee in respect of Process Validation, estimated to be [*], payable as set out in the relevant PSA. Lonza shall obtain Alexion’s prior written consent before incurring any of these Process Validation costs.

7.2	Batch Pricing
7.2.1    Engineering Batches in [*]. For each Engineering Batch of Product (Asfotase alfa) and of Product (eculizumab) manufactured in [*] in compliance with this Agreement, Alexion shall pay Lonza an amount equal to [*] per Batch.

7.2.2
Process Validation Batches in [*]. For each Process Validation Batch of Product (Asfotase alfa) and Product (eculizumab) manufactured in [*] in compliance with this Agreement, Alexion shall pay Lonza an amount equal to [*] per Batch.

7.2.3	Commercial Batches. For each Commercial Batch that is manufactured in compliance with this Agreement, Alexion shall pay Lonza the following amounts:
(a)    For each Commercial Batch of Product (eculizumab) manufactured in [*] in a Campaign of between [*] Batches, an amount equal to [*].
(b)    For each Commercial Batch of Product (eculizumab) manufactured in [*] in a Campaign of [*] or more Batches, an amount equal to [*].
(c)    For each Commercial Batch of Product (eculizumab) manufactured in [*], an amount equal to [*].

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(d)    For each Commercial Batch of Product (Asfotase Alfa) manufactured in [*], an amount equal to [*].
(e)    For each Commercial Batch of Product (Asfotase Alfa) manufactured in [*] in a campaign size of between [*] Batches, an amount equal to [*].
(f)    For each Commercial Batch of Product (Asfotase Alfa) manufactured in [*] in a campaign size of [*] or more Batches, an amount equal to [*].
(g)    If, at the end of any calendar year, Alexion has ordered less than its Minimum Order for such year in accordance with Section 5.2.2 or has canceled Purchase Orders or Batches as provided in Section 5.3 then Alexion shall pay Lonza an amount equal to [*], subject to the last sentence of Section 5.3 Cancellation Fee.
7.2.4    Price Adjustment. Notwithstanding the foregoing, starting as noted below, the price of a Commercial Batch for Batches produced at a Facility shall be adjusted annually by the lesser of (x) [*] and (y) the year-over-year change to the index appropriate to each Facility (such year-over-year change to the index to take include all monthly changes over the twelve-month period, including decreases, and in the case the year-over-year change is negative, no adjustment shall be made), namely:
(a)    [*] Facility: HICP Pharmaceuticals Index [*], provided the first price adjustment for a Product shall not be before [*].
(b)    [*] Facility: Producer Price Index for Pharmaceutical Prescription Preparations, Prescription ("PPI" Series ID [*]), as reported by the Bureau of Labor Statistics of the U.S. Department of Labor, provided the first price adjustment for a Product shall not be before [*]; and
(c)    [*] Facility: The [*] sub-index of the [*], provided the first price adjustment for a Product shall not be before [*].
In each case above, if such index is no longer available, the index by which it is replaced by the relevant agency or any successor agency issuing such indices shall be used. If such index is discontinued and there is no direct successor index, the Executive Steering Committee shall designate an appropriate index that approximates as closely as possible the PPI. In the event of any exceptional increase in the price of utilities such as gas, water, electricity, the Parties shall hold good faith negotiations to agree an equitable allocation of such increased costs, any such allocation to be agreed in writing between the Parties. Alexion shall have the right

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

to carry out an audit, either itself or through a third party selected by Alexion in its discretion, as part of the discussions relating to any such price increase.

7.3	Other Rights of Inspection
7.3.1    Alexion’s Right of Inspection. Lonza will ensure that Alexion and/or its Affiliates will have the right to audit the Facilities, the equipment used in the Processing, packaging, storage, testing, shipping or receiving of Products and Components in accordance with Article 10. Such audits may include (i) initial GMP-baseline Audits, (ii) for cause/event audits and/or (iii) audits for special cases in which Alexion’s representatives may be present during the Processing of the Product. Alexion shall have the right to request that reasonable quantities of samples of the Components and Products be taken by Lonza for examination by Alexion purposes to verify Lonza’s compliance with the Specifications and its obligations under this Agreement. Representatives of Alexion will have access during audits to all documents, records, reports, data, procedures, facilities, regulatory submissions, and all other information required to be maintained by the EMA, FDA and/or Regulatory Authorities by law or regulation. Alexion may audit Lonza’s reports and records relating to the Processing (including Lonza’s audits of any Approved Subcontractor) pursuant to this Agreement during normal business hours and with reasonable advance written notice and a Lonza representative may be present during any such inspection. The exact timelines for audits, including without limitation, the intervals and the number of days for the prior written notice, will be set forth in the QA Agreement.
7.3.2    Regulatory Authorities’ Right of Inspection. Lonza shall permit, and cause to be permitted at its Approved Subcontractors, authorized officials of any Regulatory Authorities or other competent governmental agencies to inspect the Facility, including the equipment, used for the Processing, filling, packaging, storage, testing, shipping or receiving of Products and/or Components, as required or necessary for the granting or maintaining of any registration with a Regulatory Authority. Lonza shall provide written notice to Alexion of any such inspection, as well as any inspection of any other part of the Facility that would be reasonably likely to impact the Services or the Product, promptly and where possible prior to any such inspection.
7.3.3    Survival. The rights under this Section 7.3 shall survive in accordance with a post-termination quality agreement to be entered into by the Parties during the Notice Period in the case of termination under Section 18.2.2 or 18.2.3, or, following any other termination or expiration of this Agreement.

7.4	Invoicing for Batches: For amounts owed under or related to Section 7.2, an invoice for [*] of the applicable Batch price may be issued for each Batch in a Campaign, on or after

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the Commencement date for each Batch in such Campaign, and an invoice for the remaining [*] of such Batch price may be issued on or after the date of Delivery of the applicable Batch, provided however that where an Engineering Batch has not met Specification but has been manufactured in compliance with the requirements of cGMP, including applicable Batch records as well as any documentation, processes and procedures referred to in such Batch records then Alexion shall pay for the remaining [*] of such Batch even although a Certificate of Compliance will not be provided by Lonza. Each invoice shall be due and payable within thirty (30) days after receipt. Each invoice must clearly state the corresponding Alexion Purchase Order number and details of the Batch and stage being invoiced e.g. Commencement or Completion. If Alexion fails to dispute an invoice within such thirty (30) day period, then Alexion shall be obligated to pay such invoice and Alexion’s rights with respect to any rejected Batch covered by such invoice shall be solely as set forth in this Agreement.

7.4.1	Where an invoice has been issued by Lonza for a Batch of Product and the Batch is terminated or rejected prior to the invoice being paid, then Lonza will issue Alexion [*].

7.4.2
Where an invoice has been issued by Lonza for a Batch of Product and the Batch is terminated or rejected after the invoice has been paid, then Lonza will return the payment or payments made on such invoice(s) for the terminated/rejected Batch in full within [*] days of the termination or rejection date of the Batch.

7.5
Invoicing for Raw Materials [*]. In accordance with section 4.7.1, Lonza shall invoice Alexion for Raw Materials upon Delivery of the corresponding Batch, and for safety stock of Raw Materials, Lonza shall invoice Alexion upon expiry of such Raw Materials. For any [*] (including safety stock for these items) ordered by Lonza for use in the manufacture of a Product, upon receipt of the invoice from the vendor, Lonza shall forward such invoice promptly to Alexion. Alexion shall pay Lonza in accordance with the thirty (30) day period referred to in section 7.4 above.

7.6
Payments in Lieu of Royalty. In respect of Product (eculizumab) only, whether manufactured in the [*] Facility or the [*] Facility (or such other Facility as the Parties may agree), Alexion shall make certain payments in lieu of royalty in accordance with Exhibit B.

7.7
Payment Method. All payments due hereunder shall be made by wire transfer in immediately available funds to a ba1nk designated by the Party to receive payment under the applicable PSA. Past due amounts shall bear interest at two percent (2.0%) per annum over the base rate from time to time of Bank of America, interest to accrue on a day to day basis.

7.8	Taxes. Each Party shall comply with its applicable taxation guidelines regarding filing and reporting for tax purposes. Neither Party shall treat their relationship under this Agreement

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

as a partnership or as a pass-through entity for tax purposes. All payments and fees required to be paid pursuant to this Agreement are exclusive of all sales tax, use tax, value-added tax, tariffs, duties or other similar tax (which shall be borne and paid by Alexion) where applicable and shall be paid with deduction therefrom solely for income tax, or withholding tax in lieu of income tax, applicable to a payee that is required, pursuant to applicable law, to be deducted or withheld therefrom.
ARTICLE 8.
PROCESS CHANGES

8.1
Process. Lonza shall not unreasonably refuse any written request from Alexion to make changes to the Process (for example, changes to the Process which are required by an applicable regulatory authority or applicable laws) but no change to the Process shall be made except by an agreement in writing signed by the authorized representatives of the Parties.

8.2
Specifications. Lonza shall not unreasonably refuse any written request from Alexion to make changes to the Specifications (for example, changes to the Specifications that are required by an applicable regulatory authority or applicable laws), but no change to the Specifications shall be made except by an agreement in writing signed by the authorized representatives of the Parties.

8.3
Adjustments resulting from Process and Specification Changes. Any changes to a Process (such as column re-packing) or to the Specifications shall be implemented on terms and conditions to be agreed, which may include, but not be limited to, additional development services (to be performed on terms to be agreed), and reasonable adjustments to the Batch price.

ARTICLE 9.
REPLACEMENT

9.1
Non-Conforming Batch. Promptly following Delivery of a Batch of Product, or any sample intended to be representative thereof, Alexion shall carry out the Alexion Tests. If the Alexion Tests show that the Product fails to meet the applicable Specifications, then Alexion shall give Lonza written notice thereof within [*] days from the date of Delivery of the Batch and shall, unless otherwise directed by Lonza, return the Batch for further testing. In the absence of such written notice, the Batch shall be deemed to have been accepted by Alexion as meeting Specifications. If Lonza agrees, or it is determined pursuant to Section 6.8, that the returned Batch fails to meet Specifications and, to the extent that such failure is not due (in whole or in part) to acts or omissions of Alexion or any Third Party after Delivery of such Batch, the Batch in question shall be regarded as not having been Delivered and shall constitute or contribute towards a Supply Deficiency

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

and entitle Alexion to the rights set forth in Section 5.4, including those associated with a Supply Deficiency, including a refund for the Batch price and, in the case of Product (eculizumab), [*]. This Section 9.1 shall also apply in the case of a Post-Release Deviation except that the [*] day period for providing notice shall commence on the date Alexion becomes aware of the Post-Release Deviation. Lonza agrees to reimburse Alexion for reasonable documented expenses in connection with [*], whether incurred by Alexion or which Alexion has to pay to a third party, as a result of a Post-Release Deviation resulting in a Batch failure provided this sentence shall not apply to expenses incurred after Alexion releases the Product for clinical or commercial use, which shall be subject to Article 11.

9.2
No Lonza Liability. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party), or it is determined pursuant to Section 6.8 that either (i) such Batch is not a Non-Conforming Batch, or (ii) such Batch is a Non-Conforming Batch but the nonconformity was not caused by Lonza (or its agents or, as set forth in Section 9.4, suppliers), then in either such case Alexion shall pay to Lonza the price of such Batch and Lonza shall have no liability to Alexion with respect thereto.

9.3
Lonza Liability; Replacement of Product. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party) that the nonconformity was caused by Lonza (or its agents or, as set forth in Section 9.4, suppliers), at Alexion's written request, Lonza shall, in accordance with section 5.4, replace such Non-Conforming Batch with conforming Product, at no additional cost to Alexion except for payment of the price of the replacement conforming Product, to the extent that Alexion has not previously paid the price therefor. In such case, the last sentence of Section 5.4.3(II) and 5.4.5 shall also apply.

9.4
Batch Failures. If it is determined by agreement of the Parties (or in the absence of such agreement, by a mutually acceptable qualified independent Third Party whose fees shall be paid by the non-prevailing Party) that a Batch fails to meet Specifications due to:

9.4.1    Raw Materials procured by Lonza where,
(a)    Such failure is solely caused by such defect in the Raw Materials; and
(b)    The relevant Raw Material was supplied by a Third Party (such that if the relevant Raw Material was supplied by Lonza or one of its Affiliates then Alexion shall not be liable to pay any amount to Lonza under this section 9.4.1); and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c)    Such failure is due to no fault of Lonza and Lonza has audited the relevant supplier and the Raw Materials met any incoming specification; (such that if such failure is due to the fault of Lonza, Lonza has not audited the relevant supplier or the Raw Material has not met an incoming specification, then Alexion shall not be liable to pay any amount to Lonza under this section 9.4.1);
then [*].
or
9.4.2    the Process, [*].
ARTICLE 10.
REGULATORY SUPPORT AND INSPECTIONS

10.1
Regulatory Support and Audits. Lonza shall provide regulatory support to Alexion, including annual updates to any drug master files, biologics licenses and other manufacturing or marketing applications and approvals applicable to each Product held by Lonza or Alexion and the preparation for and hosting of inspections by the U.S. FDA (or other Regulatory Authorities) or Alexion (in the case of Alexion’s inspections, at mutually convenient times). Alexion shall be entitled to conduct, and the price has been calculated to include Lonza regulatory support for, one (1) audit per Product for each Facility (at such times set forth in the applicable Quality Agreement) by Alexion personnel of up to [*] days each prior to commencement of the Services at each Facility and, thereafter, one audit (at such time set forth in the applicable Quality Agreement) by Alexion personnel of up to [*] days each per Product at each Facility in any one twelve month period, as well as for cause/event audits.

10.2
Additional Support. In addition, Lonza shall allow, and the price has been further calculated to include: a) two representatives of Alexion or one of its Affiliates located at the each Facility (i.e., a person-in-plant, or, “PIP”) for a period of up to [*] months prior to Commencement of each Batch, to no longer than [*] past final release by Lonza for each Batch manufactured; b) Batch record audits of each Batch shall be permitted and copies of documentation can be provided upon request without additional cost to Alexion; and c) those costs incurred by Lonza in completion of any Pre-Approval Inspection (“PAI”) for the Product from [*].

10.3
Regulatory Submissions. Alexion shall advise Lonza of any regulatory submissions regarding the Product which may require responses from Lonza to questions from the Regulatory Authorities in a timely fashion, taking account of the amount of information Lonza is required to provide. Lonza specifically acknowledges and agrees that no

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

regulatory submissions relating to the Product shall be made to any governmental authority without express, prior, written approval of Alexion.

10.4
Amendments. If Lonza is required to amend the way it manufactures or tests the Product as a result of a change in any statutory or regulatory requirement after the Effective Date, it shall use all reasonable efforts to comply with such requirement. In this event the Parties shall negotiate in good faith any appropriate revision to the Price to reflect additional costs incurred by Lonza and any appropriate revision to the time schedules for providing the Product. Lonza shall not be required or entitled to amend the Services in any way unless and until the Parties have reached such agreement.

10.5
Follow-Up Audits. If Alexion conducts an audit of a Facility pursuant to its rights under Section 10.1 and, as a result of default on the part of Lonza, Alexion has just cause to conduct further audits in order to satisfy itself as to the matters of default in question, Alexion shall be entitled, without additional payment to Lonza, to conduct [*] per Product per facility (at such times set forth in the applicable Quality Agreement) in order to satisfy itself of the matters in question unless Alexion determines during such additional audit that the default is continuing in which case Alexion may conduct an additional follow-up audit(s) until the default is resolved. Any further audits beyond this number shall be performed on reasonable terms and conditions and at a price to be agreed, based on Lonza's standard rates.

10.6
Assignment of Shared BLA. Within [*] days following termination or expiration of this Agreement, Lonza shall assign to Alexion or Alexion’s designee Lonza's interest in any shared regulatory filing or license that relates exclusively to the Product and shall provide written notice thereof to Alexion.

ARTICLE 11.
RECALLS

11.1
Assistance of Lonza. If Alexion recalls any Product (voluntarily or by order of a Regulatory Authority) or is required to respond to inquiries of any Regulatory Authority relating to the Services hereunder, Lonza agrees to provide reasonable assistance to Alexion at Alexion’s sole expense. Any assistance to be provided by Lonza in response to inquiries of Regulatory Authorities shall be provided on terms to be agreed at Lonza's standard rates for providing such assistance.

11.2
Reimbursement by Lonza. Subject to the limitations of Lonza's liability to Alexion set out in this Agreement, Lonza agrees to reimburse Alexion for [*] incurred by Alexion as a result of recall of a Product mandated by law or by an applicable regulatory body, but only to the extent Lonza's negligence or willful misconduct in performing the Services has caused such recall to be required and such recall could not have reasonably have been

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

expected to have been prevented by Alexion’s application of the Alexion Tests or other product testing required by law to be undertaken by Alexion.
ARTICLE 12.
QUALITY ASSURANCE

12.1
Responsibility for Quality Assurance and Quality Control. The Parties shall negotiate in good faith to enter into a Quality Agreement, with respect to each Facility, no later than [*] days after the execution of the first PSA (or such other date set forth in such PSA) for such Facility. Responsibility for Quality Assurance obligations and quality control of each Product shall be allocated between Alexion and Lonza as set forth in each Quality Agreement and in standard operating procedures agreed upon in writing by Alexion and Lonza from time to time.

ARTICLE 13.
INTELLECTUAL PROPERTY

13.1
Background IP. Except as expressly otherwise provided herein, neither Party will, as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party.

13.2
New Alexion IP. Subject to section 13.3, Alexion shall own all right, title, and interest in and to any and all Intellectual Property that Lonza and its Affiliates or other contractors or agents of Lonza develop, conceive, invent, first reduces to practice or makes, solely or jointly with Alexion or others, that (a) directly relates to the use of, (b) is solely a direct derivative of or (c) is an improvement to either (i) Alexion Confidential Information, (ii) and Alexion Background Intellectual Property or (iii) materials, processes or composition of matter that are owned or controlled by Alexion (collectively, the “New Alexion Intellectual Property”). For avoidance of doubt, “New Alexion Intellectual Property” shall include any material, processes, compositions of matter, articles of manufacture or other items that solely embody, or that are claimed or covered by, any of the foregoing Intellectual Property, but excluding any New General Application Intellectual Property.

13.3
New Lonza IP. Subject to the license granted in section 13.5, Lonza shall own all right, title and interest in Intellectual Property that Lonza and its Affiliates, the External Laboratories or other contractors or agents of Lonza, solely or jointly with Alexion, develops, conceives, invents, or first reduces to practice or makes in the course of performance of this Agreement that (i) is generally applicable to the development or manufacture of chemical or biological products or product components other than Intellectual Property that specifically relates to Products or (ii) is an improvement of, or direct derivative of, any Lonza Background Intellectual Property (“New General Application Intellectual Property”). For avoidance of doubt, “New General Application

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Intellectual Property” shall include any material, processes or other items that embody, or that are claimed or covered by, any of the foregoing Intellectual Property.

13.4
Assignment. Lonza hereby assigns to Alexion all of its right, title and interest in any New Alexion Intellectual Property. Lonza shall execute, and shall require its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm Alexion’s ownership of the New Alexion Intellectual Property, and any documents required to apply for, maintain and enforce any patent or other right in the New Alexion Intellectual Property.

13.5
Licence to Alexion. Subject to the terms and conditions set forth herein, Lonza hereby grants to Alexion a non-exclusive, world-wide, fully paid-up, irrevocable, transferable license, including the right to grant sublicenses, under the New General Application Intellectual Property, to make, use, sell, offer for sale and import Product manufactured under this Agreement.

13.6
Licence to Lonza. Alexion hereby grants Lonza the non-exclusive right to use the Alexion Confidential Information, Alexion Background Intellectual Property and New Alexion Intellectual Property during the Term solely for the purpose of fulfilling its obligations under this Agreement.

ARTICLE 1.
REPRESENTATIONS AND WARRANTIES; LIMITATIONS

1.4	Alexion. Alexion represents warrants and covenants to Lonza that:
1.4.1    Alexion has the corporate power and authority to enter into this Agreement;
1.4.2    Alexion has, and subject to Section 14.1.5 below, shall at all times throughout the term of this Agreement have, the right to supply the Cell Line, the other Alexion Materials and the Alexion Confidential Information to Lonza;
1.4.3    Any of the Cell Line, the other Alexion Materials, Alexion Confidential Information and Alexion Patent Rights not owned by Alexion are licensed to Alexion under a license which will permit their use by Lonza under this Agreement;
1.4.4    To the best of Alexion’s Knowledge, the use by Lonza of the Cell Line, other Alexion Materials, Alexion Confidential Information and Alexion Patent

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Rights under this Agreement will not infringe any rights (including without limitation any intellectual or industrial property rights) vested in any third party;
1.4.5    Alexion will promptly notify Lonza in writing if it receives a claim or allegation from a third party that the Cell Line, other Alexion Materials, Alexion Confidential Information or the Alexion Patents, or that the use by Lonza of any of the foregoing for the performance of this Agreement, infringes any intellectual property rights of such third party.
THESE REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY IN LIEU OF AND EXCLUDE, AND ALEXION HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF TITLE AND NON-INFRINGEMENT.

1.5	Lonza. Lonza represents warrants and covenants to Alexion that:
1.5.1    Lonza has the corporate power and authority to enter into this Agreement;
1.5.2    The Product delivered to Alexion pursuant to this Agreement (including, without limitation, Process Validation Batches) shall be manufactured pursuant to cGMP and shall meet Specifications when delivered;
1.5.3    The Services shall be performed in accordance with all applicable laws and this Agreement;
1.5.4    Unencumbered title to all Product will be conveyed to Alexion upon the Delivery;
1.5.5    As of the Effective Date the Lonza Information, the Lonza Process, and the Lonza Patent Rights are owned by Lonza or Lonza is otherwise entitled to use them for the purposes of performing this Agreement and during the term of this Agreement Lonza shall not do or cause anything to be done which would adversely affect their ownership or entitlement to use the same for those purposes;
1.5.6    To the best of Lonza's Knowledge, the use by Lonza of the Lonza Process and Lonza Patent Rights and Lonza Information for the performance of this Agreement will not infringe any rights (including without limitation any intellectual or industrial property rights) vested in any third party;
1.5.7    Lonza will promptly notify Alexion in writing if it receives a claim or allegation from a third party that the use by Lonza of the Lonza Process and/or the Lonza Information and/or the Lonza Patents Rights for Services infringes any intellectual property rights vested in such third party; and

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

1.5.8    Lonza has and shall maintain, during the term of this Agreement, all government permits, including but not limited to health, safety and environmental permits, necessary for the performance of this Agreement.

14.2.9
Lonza maintains has at all times and shall during the term of this Agreement shall maintain each Facility in accordance with cGMP requirements, including all cGMP certificates necessary and/or required, and all legal and regulatory requirements.

THESE REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY IN LIEU OF AND EXCLUDE, AND LONZA HEREBY EXPRESSLY DISCLAIMS AND NEGATES, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EVEN IF THAT PURPOSE IS KNOWN TO LONZA), TITLE AND NON-INFRINGEMENT.

1.6
Limitation of Liability. Subject to the exceptions set forth in this Section 14.3 below, each Party’s liability under this Agreement shall not exceed the greater of (a) the total amount paid by Alexion to Lonza under this Agreement (and not just a single PSA) during the [*] preceding the date the allegedly liable Party received notice from the other Party alleging the liability and (b) [*]. Notwithstanding the foregoing, a Party’s liability for any of the following shall not be limited or capped:

(a)    death or personal injury arising from the acts or omissions of the liable Party;
(b)    any fraud by the liable Party;
(c)    gross negligence or intentional wrongdoing by the liable Party;
(d)    breach of any provision of Article 16 (Confidentiality);
(e)    any liability of the liable Party that, by law, statute or regulation, cannot be limited or excluded.
(f)    in the case of liability of Lonza, the limitations set forth in this Section 14.3 shall not apply if and to the extent such liability arises out of Lonza’s breach of Section 4.2 or 4.3 or out of third party claims, demands, or actions for which (i) Lonza is required to indemnify Alexion for a breach of the representation set forth in Section 14.2.4 in which instance Lonza’s liability shall be no greater than the dollar amount of any such encumbrance, (ii) Lonza is required to pay a third party as a result of a breach of the representation set forth in Section 14.2.8 (subject to Section 14.2.3); (iii) Lonza is required to indemnify Alexion under Section 15.1.2

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c); (iv) Lonza is required to indemnify Alexion under Section 15.1.2(d) (subject to Section 15.4); (v) Lonza is required to indemnify Alexion under Section 15.1.2(e); (vi) Lonza is required to indemnify Alexion under Section 15.1.2(f) (subject to Section 15.3).
(g)    In the case of liability of Alexion, the limitations set forth in this Section 14.3 shall not apply if and to the extent such liability arises out of third party claims, demands, or actions for which Alexion is required to indemnify Lonza under Section 15.1.1.

1.7
Disclaimer of Consequential Damages. EXCEPT FOR CLAIMS ARISING FROM THE MISUSE OR MISAPPROPRIATION OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS FOR DAMAGES BASED UPON LOST PROFITS FOR SALES TO THIRD PARTIES. THE FOREGOING DISCLAIMER SHALL BE EFFECTIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW.

ARTICLE 2.
INDEMNIFICATION

2.6	Indemnification.
2.6.4    Indemnification by Alexion. Subject to and except to the extent of any indemnification from Lonza pursuant to Section 15.1.2 below, Alexion shall indemnify, defend and hold Lonza, its Affiliates, and their respective directors, officers, and employees harmless from and against all losses, damages, liabilities, settlements, penalties, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), (collectively, the "Liabilities") to the extent such Liabilities arise out of or result from any claim, lawsuit or other action or threat by a Third Party arising out of (a) any negligence or fraudulent act or omission or willful misconduct of Alexion in relation to the use, processing, storage or sale of Product, the application of the APIS Tests or the marketing of the pharmaceutical product in which the Product is used, unless such liability arose from a failure of the Product to meet the warranties in Section 14.2.2; (b) any breach of the representations and warranties made by Alexion under this Agreement; (c) infringement of any intellectual property of a third party by the manufacture, use and sale of the Product (except to the extent Lonza has indemnified Alexion under Section 15.1.2(d)); (d) any claims alleging Lonza's use of the Alexion Confidential Information infringes or is alleged to infringe any rights (including without limitation any intellectual property rights) of a third party or misappropriates or is alleged to misappropriate

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

the trade secrets of a third party; (e) any product liability (including death, personal injuries or economic losses) in respect of the Product, except to the extent that Lonza has indemnified Alexion under Section 15.1.2(f); and (f) any claims by employees, agents or vendors of Alexion unless such claim is caused by the gross negligence or willful misconduct of Lonza.
2.6.5    Indemnification by Lonza. Lonza shall indemnify, defend and hold Alexion, and its Affiliates, and their respective directors, officers, and employees harmless from and against all Liabilities to the extent such Liabilities arise out of or result from (a) Lonza’s breach of the representations and warranties made by Lonza under this Agreement or any breach of any of the covenants made by Lonza under this Agreement, (b) Lonza's negligent acts or omissions or willful misconduct, or (c) the release by Lonza of any Materials of Environmental Concern into the ambient environment from any Facility in connection with the performance of this Agreement in violation of applicable environmental law unless such violation is caused by a misrepresentation of Alexion hereunder, or Lonza's violation of any applicable environmental law in connection with the performance of this Agreement unless such violation is caused by a misrepresentation of Alexion hereunder, (d) any clams alleging that the Lonza Process or the Lonza Media Formulations, the Lonza Information or the Lonza Patent Rights infringe any intellectual property of a third party or misappropriate any trade secret of a third party, (e) any claims by employees, agents or vendors of Lonza, unless such claim is caused by the gross negligence or wilful misconduct of Alexion; or (f) any product liability (including death, personal injuries or economic losses) suffered by a third party solely as a result of a defect in the Product Delivered by Lonza which defect arose from the negligent or fraudulent act or omission, or willful misconduct of Lonza in the performance of the Services and such product defect could not have reasonably been expected to be detected by the Alexion Tests or by other product testing required by law to be undertaken by Alexion.

2.7	Indemnification Procedures.
2.7.5    Identification of Indemnitor and Indemnitee. An "Indemnitor" means Alexion with respect to Section 15.1.1 hereof, and Lonza with respect to Section 15.1.2 hereof. An "Indemnitee" means any of Lonza, its Affiliates, and their respective directors, officers, and employees with respect to Section 15.1.1 hereof, and any of Alexion, and its respective Affiliates, directors, officers and employees with respect to Section 15.1.2 hereof.
2.7.6    Indemnification Procedures. An Indemnitee which intends to claim indemnification under Section 15.1.1 or 15.1.2 hereof shall promptly notify the Indemnitor in writing of any claim, lawsuit or other action in respect of which the Indemnitee, its Affiliates, or any of their respective directors, officers, and employees

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

intend to claim such indemnification; provided, however, that any failure or delay in giving such notice shall only excuse the Indemnitor from its indemnity obligations hereunder to the extent that the Indemnitor is prejudiced thereby. The Indemnitee shall permit, and shall cause its Affiliates and their respective directors, officers, and employees to permit, the Indemnitor, at its discretion, to defend and/or settle any such claim, lawsuit or other action, at the Indemnitor’s sole expense, and agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the Indemnitee's rights under this Agreement or impose any obligations on the Indemnitee in addition to those set forth herein in order for the Indemnitor to exercise such rights. No such claim, lawsuit or other action shall be settled without the prior written consent of the Indemnitor, not to be unreasonably withheld, and the Indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any claim, lawsuit or other action covered by this indemnification, all at the reasonable expense of the Indemnitor. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

2.8
Procedure for Product Liability Claims. Notwithstanding anything to the contrary in Section 15.2.2, in the event Alexion seeks indemnification from Lonza under Section 15.1.2(f), then the Parties, each at its own expense, shall cooperate in the defense and settlement of such claims, provided, however that in the event that it is determined that such product liability was not the result of an action of Lonza for which Lonza has indemnified Alexion pursuant to Section 15.1.2(f), then Alexion shall reimburse Lonza for all reasonable fees and expenses incurred by Lonza (including without limitation attorneys’ fees) in the defense and settlement of such claim and provided further in the event that it is determined that such product liability was the result of an action of Lonza for which Lonza has indemnified Alexion pursuant to Section 15.1.2(f) then Lonza shall reimburse Alexion for all reasonable fees and expenses (including without limitation attorneys’ fees) incurred by Alexion in the defense and settlement of such claim. Notwithstanding the foregoing, in the event that it is determined that such product liability was only partially the result of an action of Lonza for which Lonza has indemnified Alexion pursuant to Section 15.1.2(f), any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

2.9
Abatement. Notwithstanding anything to the contrary in this Agreement, in the event that the use of the Lonza Process or the Lonza Media Formulations is held in a suit or proceeding to infringe any intellectual property rights of a third party (or to constitute the misappropriation of a trade secret of a third party), and the use of the Lonza Process and/or the Lonza Media Formulations is enjoined, or Lonza has an objective basis (confirmed by an opinion of its legal counsel) for believing that it is likely to be found to infringe or constitute a misappropriation, or is likely to be enjoined, then Lonza shall, at its sole cost

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

and expense, and at its option, either (i) procure the right to continue the use of the Lonza Process and/or Lonza Media Formulations or (ii) modify the Lonza Process and/or Lonza Media Formulations so that it becomes non-infringing or no longer constitutes a misappropriation, provided that such modification has no adverse effect on Alexion hereunder; provided however that if (i) and (ii) are not reasonably practicable then either Party shall have the right, in its sole discretion, to terminate this Agreement by giving the other [*] prior written notice upon which notice the provisions of Section 18.3 shall apply.

2.10
Insurance. Lonza shall obtain and maintain insurance coverage of the types and in the amounts customary and consistent with the chemical industry standards. Without limiting the foregoing, Lonza shall obtain and maintain third party liability insurance and shall name Alexion and its Affiliates as named insureds on that policy. Alexion shall obtain and maintain insurance coverage which is customary and consistent with pharmaceutical industry standards, naming Lonza and its Affiliates as named insureds and providing that Lonza shall be notified at least thirty (30) days in advance of termination of such coverage.

2.11	Survival of Indemnification Obligations. The provisions of this Article 15 shall survive the termination or expiration of this Agreement.
ARTICLE 3.
CONFIDENTIALITY

3.6	Confidentiality Obligations.
3.6.7    Lonza Confidentiality Obligations. Lonza shall keep confidential and shall not publish or otherwise disclose Alexion Confidential Information to any Third Party other than:
(a)    its employees who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties in carrying out Lonza's obligations under this Agreement or an applicable PSA, TTA or Quality Agreement,
(b)    contractors who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to provide direction to Lonza or Alexion regarding their respective rights and obligations under this Agreement or an applicable PSA, TTA or Quality Agreement, or
(c)    Regulatory Authorities, for example the FDA, that require such information in order to review a BLA or sBLA for a Product or another regulatory filing.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.6.8    Alexion Confidentiality Obligations. Alexion shall keep confidential and shall not publish or otherwise disclose any Lonza Confidential Information to any Third Party other than:
(a)    employees, consultants, agents, contractors, collaborators or licensees of Alexion or Alexion's Affiliates who are bound by similar obligations of confidentiality and nonuse and who have a need to know such information in order to perform their duties in carrying out Alexion's obligations or exercising Alexion’s rights under this Agreement or an applicable PSA, TTA or Quality Agreement, or in order to provide direction to Alexion regarding the subject matter of this Agreement, including, but not limited to, production, testing, storage or quality of Product or regulatory or compliance issues related to Product, or
(b)    Regulatory Authorities, for example the FDA, that require such information in order to review a BLA or sBLA for the Product or other regulatory filing.

3.7
Exclusions. The obligations of confidentiality and nonuse applicable hereunder to Lonza with respect to Alexion Confidential Information and to Alexion with respect to Lonza Confidential Information shall not apply to any information which the recipient demonstrates:

(d)    at the time of disclosure, is known publicly or thereafter becomes known publicly through no fault of the recipient, its Affiliates or agents;
(e)    becomes available to the recipient from a Third Party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from the disclosing Party;
(f)    was developed by the recipient independently of information obtained from the disclosing Party as evidenced by written records;
(g)    was already known to the recipient before receipt from the disclosing Party, as shown by its prior written records, provided that such information was not acquired directly or indirectly from the disclosing Party; or
(h)    is released with the prior written consent of the Party that had originally disclosed such information to the other Party hereunder.
In determining whether or not the disclosing Party's Confidential Information has entered the public domain, the obligations of confidentiality shall no longer apply to only that portion of said Confidential Information that has become public, and portions remaining confidential shall retain their status as Confidential Information.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

3.8	Notification of Mandatory Disclosure.
3.8.1    Notification and Consultation. In the event that a Party (in such case, the "Notifying Party") believes it is required by applicable statute or regulation (including the rules and regulations of any national stock exchange on which such Party's securities are traded), or by judicial or administrative process to disclose any part of the other Party's (in such case, the "Notified Party") Confidential Information which is disclosed to it under this Agreement, the Notifying Party shall (i) promptly notify the Notified Party of each such requirement and identify the documents so required thereby, so that the Notified Party may seek an appropriate protective order or other remedy and/or waive compliance by the Notifying Party with the provisions of this Agreement, and (ii) consult with the Notified Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement.
3.8.2    Limited Disclosure. If, in the absence of such a protective order or such a waiver by the Notified Party of the provisions of this Agreement, the Notifying Party is nonetheless required by mandatory applicable law to disclose any part of the Notified Party's Confidential Information which is disclosed to it under this Agreement, the Notifying Party may disclose such Confidential Information without liability under this Agreement, except that the Notifying Party shall furnish only that portion of the Confidential Information which is legally required.

3.9	No Licenses; Maintenance of Confidentiality; Non-use Obligations.
3.9.3    No Licenses. Except as expressly provided in Article 13 hereof, no right or license, either express or implied, under any intellectual property right is granted under this Agreement, any applicable PSA, TTA or Quality Agreement, by virtue of the disclosure of Confidential Information under this Agreement, any applicable PSA, TTA or Quality Agreement, or otherwise.
3.9.4    Maintenance of Confidentiality. Each Party shall use reasonable and customary precautions to safeguard the other Party's Confidential Information, which precautions shall be at least as protective as those used to protect its own Confidential Information, including ensuring that all employees, consultants, agents or contractors who are provided access to such Confidential Information are informed of the confidential and proprietary nature of such Confidential Information and have contractual confidentiality and nonuse obligations that are at least as restrictive as those contained in this Agreement.
3.9.5    Equitable Relief. Each Party agrees that the other Party and their respective Affiliates would be irreparably injured by a material breach of the confidentiality and nonuse provisions of this Agreement by the breaching Party or by its employees or the employees of its Affiliates, consultants, agents or contractors, that monetary remedies would be inadequate to protect the other Party against any

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

actual or threatened material breach of the provisions of this Article 16 by the breaching Party or by its employees or the employees of its Affiliates, consultants, agents or contractors, and, without prejudice to any other rights and remedies otherwise available to the other Party, the breaching Party agrees, upon proof of any such actual or threatened material breach, to the granting of equitable relief, including injunctive relief and specific performance, in the other Party's favor without proof of actual damages.

3.10	Survival of Confidentiality Obligations. The provisions of this Article 16 shall survive the termination or expiration of this Agreement.

3.11
Information Under Certain Prior Agreements. The Parties agree that all Confidential Information exchanged between the Parties or their Affiliates under previous confidentiality agreements still in effect shall be deemed Confidential Information under this Agreement (either Alexion Confidential Information or Lonza Confidential Information, as the context requires) and shall be subject to the terms of this Agreement.

ARTICLE 4.
PRESS RELEASES; USE OF NAMES

4.8
Press Releases. No press release, publicity or other form of public written disclosure related to this Agreement, including the existence thereof, shall be permitted by either Party unless the other Party has indicated its consent to the form of the release in writing. This Section shall not apply to any disclosure as is deemed necessary, in the reasonable judgment of the responsible Party, to comply with regional, national, federal or state or local laws or regulations (including the rules and regulations of any national stock exchange on which such Party's securities are traded), or in connection with any proceedings under Section 19, provided, that each Party will take reasonable best efforts to have this Agreement and any reference to the provisions hereof filed under seal or otherwise kept confidential in any such proceeding.

4.9
Use of Names. Subject to the final sentence of Section 17.1, no Party shall use the name of the other Party in any advertising or promotional material, or otherwise, in connection with this Agreement or any related agreements, without the prior written consent of such other Party.

ARTICLE 5.
TERM; TERMINATION

5.6
Term. Unless sooner terminated pursuant to the terms of this Agreement or extended by mutual agreement of the Parties, the term of this Agreement (the "Term") shall commence on the Effective Date and shall remain in effect until [*].

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

5.7	Termination.
5.7.6    Termination With Cause. Each Party shall be entitled to terminate this Agreement by serving written notice to the other Party (a) in the event of material breach hereof by the other Party and (in the case of a breach capable of remedy) such breach is not remedied within [*] days of receipt by the other of notice identifying the breach and requiring its remedy or, if such breach is incapable of remedy within [*] days, the other Party fails to commence actions within such [*] days to remedy such breach pursuant to a plan reasonably acceptable to the complaining Party; (b) in the event of the insolvency or bankruptcy of the other Party; and/or (c) as otherwise explicitly set forth in this Agreement, all subject to the consequences set forth in Section 18.3. Such written notice shall take effect in accordance with Section 21.11.
5.7.7    Alexion Permissive Termination. Alexion shall be entitled to terminate this Agreement and/or an individual PSA at any time without cause by [*] notice in writing, subject to Section 18.3.
5.7.8    Lonza Permissive Termination. Lonza shall be entitled to terminate this Agreement and/or an individual PSA at any time without cause by [*] notice in writing, subject to Section 18.3 (each of the [*] period in Section 18.2.2 and the [*] period in Section 18.2.3, a “Notice Period”).
5.7.9    Force Majeure. With respect to a Force Majeure Event, in accordance with Section 20.3.
5.7.10    Continuing and Additional Obligations During Notice Period. During the Notice Period, Alexion may continue to place Purchase Orders for Product from Lonza and Lonza shall continue to supply Product to Alexion in accordance with such Purchaser Orders and the other terms of this Agreement. Lonza shall support Alexion in its transition to another supplier(s) on terms reasonably requested by Alexion which support shall include but not be limited to a license of any Intellectual Property required for Alexion to continue to order and receive Product from any such new supplier(s) without interruption.

5.8	Consequences of Termination.
5.8.3    In the event that this Agreement is terminated pursuant to Section 5.4.5, 15.4 or 18.2.1, in addition to all other damages and amounts due under this Agreement, the following shall apply
(a)    Alexion shall have a non-exclusive right and license (with the right to sublicense to any third party) to utilize the Lonza Patent Rights, Lonza Information (specifically excluding the Lonza Media Formulations) and Lonza Processes for the production of Product (eculizumab). Alexion shall

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

pay to Lonza as consideration for such licenses a [*] royalty on Net Sales (without cumulative royalties due to the licensing of multiple items of intellectual property) of Product (eculizumab) produced under such license for the time period that is the longer of (i) [*] from the date of first commercial sale of Product (eculizumab) by Alexion, its Affiliates or sublicensee; or (ii) the life of any valid patent so licensed to Alexion. The preceding payments and terms shall be in lieu of any other payments that may be owed by Alexion or its Affiliates as royalty for Lonza’s intellectual property relating to the production of Product (eculizumab), the Parties recognising that Alexion’s use of Lonza’s [*] is regulated by the License referred to in Exhibit B and not by this Agreement. With regard to Products other than Product (eculizumab), the Parties shall conduct good faith negotiations concerning a right and license to utilize Lonza Patent Rights, Lonza Information (specifically excluding the Lonza Media Formulations) and Lonza Processes and technology transfer with respect to any such new Product(s), based on similar principles to the foregoing and the extent of Lonza Intellectual Property to be transferred.
(b)    Lonza shall provide the technology transfer (including technical training) necessary or beneficial for an alternate manufacturer to produce Product using some or all of the Processes, which technology transfer shall be provided on commercially reasonable terms negotiated in good faith between Lonza and Alexion. Notwithstanding the foregoing, Lonza shall not be obligated to provide such technology transfer to more than one alternate manufacturer;
(c)    Lonza shall allow Alexion reasonable access to, and rights to cross-reference Lonza’s drug master files and other regulatory submissions and approvals to the extent necessary or useful for the production of Product using some or all of the Process;
(d)    Lonza shall, upon written request by Alexion, supply a list of the names of all suppliers of Raw Materials;
(e)    Lonza shall at Alexion’s written request and option and to the extent consistent with Lonza’s prior written contractual obligations to such suppliers, assign all or part of the written agreements and purchase orders for Raw Materials or give Alexion reasonable assistance in securing Raw Material supplies from Lonza’s existing vendors; and
(f)    Lonza shall, upon written request by Alexion, supply a statement setting forth all unused Raw Materials, and (a) offer to Alexion, without further consideration, all Raw Materials previously paid for by

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Alexion hereunder and (b) offer Alexion the right to purchase other unused Raw Materials from Lonza on commercially reasonable terms negotiated in good faith.
5.8.4    Payment of Amounts Due; Cumulative Remedies. Expiration or termination of this Agreement for any reason shall not exempt any Party from paying to any other Party any amounts owing to such Party at the time of such expiration or termination. Except as expressly stated otherwise herein, remedies under this Agreement are cumulative, and nothing in this Agreement shall prevent any Party, in the case of a material breach (after expiration of applicable cure period and notice periods), from terminating this Agreement and seeking to enforce its rights under this Agreement.
5.8.5    Decommissioning Activities. Upon expiration or termination of a PSA or this Agreement for any reason, unless otherwise provided in this Section 18.3, Lonza will promptly perform the Decommissioning actions set forth below in this Section 18.3.3, taking into account that such actions may be delayed to the extent necessary for Lonza to fulfill any Purchase Orders having a Commencement during the Notice Period. In accordance with the provisions of this Section 18.3.3, the following actions shall be taken with respect to the applicable PSA:

(a)	Lonza shall cease and refrain from manufacturing and supplying Product for Alexion in accordance with Section 5.2.4;

(b)	Each Party shall deliver to the other Party all of the other Party’s Confidential Information;

(a)
Lonza shall deliver to Alexion all Alexion intellectual property transferred by Alexion to Lonza hereunder and all copies of all manufacturing records and information relating to the Process and/or Product that Lonza has maintained under this Agreement. Notwithstanding the foregoing, (i) Lonza may retain and continue to use copies of such data, records, information, and documentation to the extent strictly required to comply with all applicable material regional, national, state and local laws, ordinances and governmental rules or regulations, and (ii) Lonza legal department may retain one copy of the foregoing, in each case, subject to its continuing obligation of confidentiality under Article 16;

(b)
Lonza shall deliver to Alexion all remaining raw materials or destroy such raw material, as determined in Alexion’ sole discretion. Alexion shall purchase any remaining useable raw materials, including without limitation any safety stock, at their Acquisition Cost; and.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

(c)	all Alexion equipment will, at Alexion’s discretion and Alexion’s cost, either be (i) removed and returned to Alexion, (ii) removed and destroyed, or (iii) rendered inoperable.
5.8.6    Accrued Rights. Except as otherwise expressly set forth herein, any termination or expiration of this Agreement shall be without prejudice to any right which shall have accrued to the benefit of either Party and shall not relieve either Party of any obligation which has accrued prior to the effective date of such termination or expiration, which obligations shall remain in full force and effect for the period provided therein or, if no period is provided therein, then such obligations shall remain in full force and effect indefinitely.
ARTICLE 6.
GOVERNING LAW AND JURISDICTION

6.9
Governing Law. The construction, validity, performance and enforcement of this Agreement shall be governed and enforced pursuant to the laws of Switzerland, without giving effect to the principles of conflicts of law thereof.

6.10
Dispute Resolution. Subject to Section 6.8, in the event of the failure on the part of any required representative of the Parties hereto or the Joint Steering Committee to resolve any matter required by this Agreement to be agreed, or in the event of any other dispute or claim arising between the Parties under this Agreement, the Parties shall attempt by good faith negotiations to resolve such dispute or claim between them by reference to the Executive Steering Committee, which shall negotiate in good faith during a period of not less than thirty (30) days to resolve such matter, dispute or claim. If the Executive Steering Committee is not able to resolve such matter, dispute or claim within such thirty (30) day period, the matter, dispute or claim shall be submitted to the Chief Executive Officers of Alexion Inc and Lonza Group AG (“CEOs”) for resolution. If the CEOs are unable to resolve such matter, dispute or claim within a further thirty (30) day period, the matter, dispute or claim shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

6.11
Injunctive Relief. Nothing in this Agreement shall be construed to limit either party’s right to seek immediate injunctive relief in the event of a breach hereof for which no monetary damages is calculable, including without limitation any provisions related to confidentiality and intellectual property.

6.12
No Waiver. No failure or delay on the part of either Lonza or Alexion to exercise or enforce any rights conferred on it by the Agreement shall be construed or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege or

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

further exercise thereof operate so as to bar the exercise or enforcement thereof at any time or times thereafter.

6.13
Severability. The illegality or invalidity of any provision (or any part thereof) of this Agreement shall not affect the legality, validity or enforceability of the remainder of its provisions or the other parts of such provision, as the case may be.

ARTICLE 7.
FORCE MAJEURE

7.9
Effect of Force Majeure Event. No Party shall be in breach of this Agreement if there is any failure of performance under this Agreement (except for payment of any amounts due under this Agreement) occasioned by any reason beyond the control and without the fault or negligence of the Party affected thereby, including an act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, an infectious virus which cannot be detected by testing and which causes a shutdown for a substantial period of a large portion of a Facility due to contamination despite reasonable best efforts by Lonza to prevent such occurrence, prevention from or hindrance in obtaining energy or other utilities, a market shortage of raw materials or necessary components, but specifically excluding labor disputes or work stoppages of whatever nature (a "Force Majeure Event"). Nothing in this Section 20.1 shall, however, release such Party from using its Reasonable best efforts to avoid or remove all such causes. Upon cessation of such Force Majeure Event, the affected Party shall promptly resume performance under this Agreement.

7.10
Notice of Force Majeure; ESC. Each Party agrees to give the other Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable fully to perform its obligations under this Agreement. At the request of either Party, the ESC shall meet and discuss in good faith possible ways to correct or remedy the Force Majeure Event. Each Party further agrees to use Reasonable best efforts to correct the Force Majeure Event as quickly as practicable and to give the other Party prompt written notice when it is again fully able to perform such obligations.

7.11
Termination. Alexion may terminate this Agreement if Lonza is unable to perform pursuant to this Article 20 for a period of [*] months, and Lonza may terminate this Agreement if Alexion is unable to perform pursuant to this Article 20 for a period of [*] months.

ARTICLE 8.
MISCELLANEOUS

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

8.4	Additional Duties and Obligations of Lonza.
8.4.1    Continuous Supply. Lonza shall [*], and, further, Lonza shall not willfully delay production nor withhold Delivery of the Products.

21.1.2
Records. Lonza shall maintain proper technical files and administrative and accounting records with respect to the Services in accordance with all applicable laws. All such original files and records, in whatever form, shall be retained by Lonza for a period not less than [*] years, or any longer periods as per applicable laws, from the date of termination of this Agreement.

21.1.3
Personnel. Without relieving or limiting Lonza’s obligations hereunder in any way whatsoever, all Services shall be performed by Lonza’s personnel or Lonza’s contractors who have the necessary technical skills, qualifications, experience and training to complete the Services.

8.5
Alexion Material. All Alexion Material (including, but not limited to, manufacturing formula, processing instructions, sampling and testing methods, etc.), whether or not patentable, shall be the sole and exclusive property of Alexion. All Alexion New Material shall be supplied to Alexion or its designee in accordance with the terms of this Agreement. Lonza shall not sell or otherwise dispose of any Alexion Materials, except as expressly authorized by Alexion.

8.6
Approved Subcontractors. Lonza shall not subcontract or delegate any portion of its obligations hereunder, except to an Approved Subcontractor, and provided that Lonza shall remain solely and fully liable for the performance of Approved Subcontractors. Lonza shall ensure that any Approved Subcontractor performs its obligations pursuant to the terms of this Agreement, including the Annexes. Lonza shall maintain copies of the documents held by or under the control of the Approved Subcontractors to be provided to Alexion, as required under this Agreement.

8.7
Facility. Lonza will Process the Products exclusively at the Facilities specified in the applicable PSA for such Product. Transfer of the Processing of the Products to another facility or Facility requires the prior written approval of Alexion. If Lonza transfers or sells any rights in any Facility it shall ensure that all of Alexion’s rights as set forth in this Agreement shall continue to apply in full force and effect after any such transfer or sale.

8.8
Authorizations and Permits. Lonza warrants that it holds, and/or will cause its Approved Subcontractors to hold, all necessary authorizations and permits for any and all Processing under this Agreement from the competent authorities of the country or countries where such Processing takes place for the acquisition, manufacture, storage and handling of the Components and the Product. Lonza shall provide, and/or shall cause its Approved Subcontractors to provide copies of any such authorizations and permits to Alexion upon

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Alexion’s request. Without prejudice to any of Alexion’s other rights under this Agreement, Lonza shall inform Alexion promptly in writing in the event any such authorization or permit is not obtained timely or is withdrawn or otherwise under investigation.

8.9
Technology Transfer. At any time during the course of this Agreement, Alexion can request that Lonza transfer the Process for any Product to a Third Party, and the Parties shall enter into a technology transfer agreement according to the terms in Exhibit D.

8.10
Assignment. Neither Party shall be entitled to assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that both Parties shall be entitled without the prior written consent of the other to assign this Agreement (i) to an Affiliate, (ii) to any joint venture company of which that Party is the beneficial owner of more than fifty per cent (50%) of the issued voting share capital thereof or (iii) to any company to which that Party may transfer all or substantially all of its assets or capital stock relating to the activities contemplated under this Agreement, whether through purchase, merger, consolidation or otherwise (each of (i)-(iii) being a “Permitted Assignee”). In the event of transfer or assignment of this Agreement by Lonza to a Permitted Assignee, the obligations of Section 4.2.2 and 4.2.3, including all cross references thereto shall continue to be binding upon the Permitted Assignee and shall still be binding on Lonza for as long as such terms are binding on the assignee or transferee. Any purported assignment contrary to this Section 21.6 shall be null and void.

8.11
Guarantee of Performance. Lonza Group hereby guarantees the performance by Lonza of the Services and/or any other obligations on Lonza in this Agreement, and shall be responsible for Lonza’s actions and omissions as if they were the actions and omissions of Lonza Group. Alexion Inc hereby guarantees the performance by Alexion of the financial obligations on Alexion in this Agreement, and shall be responsible for Alexion’s actions and omissions relating to such financial obligations as if they were the actions and omissions of Alexion Inc.

8.12
Publicity. The text of any press release or other communication to be published by or in the media concerning the subject matter of this Agreement (not previously published pursuant to this Section 21.3) shall require the prior written approval of Lonza and Alexion, except to the extent required by law.

8.13
Independent Contractor. Each Party to this Agreement acts as an independent contractor and nothing in this Agreement shall be construed to create a relationship of partnership, principal and agent, or joint venture between the Parties.

8.14
Notices. Any notice or other communication to be given under this Agreement shall be delivered personally or sent by first class pre-paid registered or certified mail, return receipt requested, nationally recognized courier service or facsimile transmission addressed as follows:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

If to Alexion:        Alexion Pharma International Trading
Block 10a, Beckett Way
Park West Business Park
Nangor Road
Dublin, Ireland

Attention: CMO, Business Management
Facsimile:
with a copy to:        Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, Connecticut 06410 USA
Attn: Alexion General Counsel and Chief Legal Officer
If to Lonza:        Lonza Group AG
Muenchensteinerstrasse 38
4002 Basel
Switzerland
Attention: Group General Counsel
Facsimile: 41 61 316 91 11
with a copy to:        Lonza Biologics Tuas Pte Ltd
35 Tuas South Avenue 6
SG-Singapore 637377
Attention: Head of Site
Facsimile: +65 6521 4379
with a copy to:        Lonza Biologics plc
228 Bath Road
Slough
Sl1 4DX, UK
Attention: UK General Counsel
Facsimile: +44 1753 777001

or to such other address as either Party hereto may hereafter notify the other in accordance with the provisions of this clause. All such notices or other communications shall be deemed to have been delivered as follows: if delivered personally, at the time of such delivery; if sent by registered or certified mail, five (5) business days (Saturdays, Sundays and public holidays excluded) after mailing; if sent by facsimile, upon receipt of the transmission confirmation slip showing completion of the transmission; if sent by courier service, two (2) days after being dispatched.

8.15	Headings. The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement.

8.16	Counterparts. This Agreement may be executed in several counterparts, each of which is an original but all of which shall constitute one instrument.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

8.17
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Other than Indemnitees, no other person or entity shall have any rights or benefits under this Agreement.

[signature page follows]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.
ALEXION PHARMA INTERNATIONAL TRADING
By:/s/ Julie O’Neill
Name: Julie O’Neill________________
Title:    Director
ALEXION PHARMACEUTICALS, INC.
By:/s/ Stephen Squinto_____________
Name: Stephen Squinto___________
Title: Executive Vice President, Chief Global Operations Officer
LONZA BIOLOGICS TUAS PTE LTD
By: /s/ Andrew Morgan            By:
Name: Andrew Morgan            Name:
Title:    General Manager, Singapore            Title:
LONZA SALES AG
By: /s/ Daniel Blättler            By: /s/ Marie Leblanc
Name: Daniel Blättler            Name: Marie Leblanc
Title:    General Counsel _____________            Title: Key Account Management
LONZA GROUP AG
By: /s/ Daniel Blättler            By: /s/ Guillaume Daeppen
Name: Daniel Blättler            Name: Guillaume Daeppen
Title:    General Counsel _____________            Title: Head of Group Finance

Signature Page

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
FORM OF PSA
PSA for [Product name]
This Product Specific Appendix, effective as of_______, 20__ (“Effective Date”) by and between ____________ (‘Alexion TBD’) and __________ (‘Lonza TBD’) is intended to supplement and be read together with that certain agreement titled the Master Manufacturing and Supply Agreement by and between Alexion Pharma International Trading (‘Alexion’), Lonza Biologics Tuas Pte Ltd (‘Lonza Singapore’), Lonza Group AG (‘Lonza Group AG’) and Lonza Sales AG (‘Lonza Sales’) of_____, 2014 (the ‘Agreement’). As used herein this PSA, "Party" or "Parties" means Lonza TBD and/or Alexion TBD, as the context requires.

[Lonza to provide]

This PSA is incorporated herein to the Agreement by this reference.
This PSA submitted in connection with the Agreement, is hereby agreed to by the Parties:
ALEXION TBD    LONZA TBD
By:            By:
Name:            Name:
Title:                Title:
By:            By:
Name:            Name:
Title:                Title:

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
PAYMENT IN LIEU OF ROYALTY

Alexion acknowledges that a certain license agreement (undated in 1998) between Lonza Biologics plc and Alexion Pharmaceuticals, Inc. in which Lonza licenses certain of its Intellectual Property to Alexion and/or its Affiliates (the “License Agreement”) is still in full force and effect. The parties specifically acknowledge and agree that the License Agreement shall continue in force in accordance with its terms, but that it does not apply to the Services provided hereunder, and no royalties are owed in association herewith. Notwithstanding the foregoing, in consideration for Lonza’s agreement to transfer the Services to [*], and notwithstanding section 5.1.2 of the License Agreement, Alexion agrees to make a payment in lieu of royalties (“PILR”) to Lonza Group (or its Swiss Affiliate Lonza Swiss Licences, AG but not to Lonza, Singapore, the receiving entity being referred to as “Lonza (Switzerland)” for purposes of this Exhibit B) as set forth below:

In respect of Soliris manufactured under this Agreement (whether at the [*] Facility or the [*] Facility or, upon prior written agreement of the Parties, any other Lonza facility that the Parties agree to add to this Agreement), a PILR equal to [*] of Net Sales.

Processes for PILR payments:

1.
Alexion shall keep true and accurate records and books of account containing all data necessary for the calculation of the PILR payable to Lonza (Switzerland). Such records and books of account shall be kept for no less than [*] years from the date of sales of the Product (eculizumab) to which they relate and shall, upon reasonable notice having been given by Lonza, be open at all reasonable times during business hours for inspection by Lonza or its duly authorized representative.

2.
Alexion shall prepare a statement in respect of each calendar quarter which shall show for the quarter in question details of the sales of Product (eculizumab), the weighted average exchange rates used to convert to US Dollars, and the PILR due and payable to Lonza (Switzerland) thereon. Alexion’s best estimate of such statement shall be submitted to Lonza within [*] days of the end of the calendar quarter to which it relates together with a remittance for the estimated

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

PILR due to Lonza (Switzerland). Within [*] days of the end of the calendar quarter, Alexion shall submit a final statement of the royalties due in respect of the calendar quarter in question together with a remittance for any royalties not accounted for in the relevant estimated statement (if any). In the event the estimated statement has resulted in an over payment of royalties a credit in the sum equal to such overpayment shall be given by Lonza against Alexion’s next following payment obligation, or if there are none, a refund in the sum overpaid.

All payments for PILR due under this Agreement:

a.
shall be made in US Dollars to Lonza (Switzerland). Amounts payable to Lonza (Switzerland) based on sales in currencies other than US Dollars shall be converted to US Dollars at the rate of exchange at the close of business on the date Alexion receives the amount from the Alexion customer. The rate of exchange shall be the value of US Dollars compared to the other currency as published by Thomson Reuters. The rate of exchange used reflects the prior day ending rate. Alexion may change the source of such rates not more than [*] every [*] by giving Lonza advance written notice and provided the new source is an internationally recognized provider of managed rates and the rates are consistent with those used for Alexion’s audited financial statements.

b.
are exclusive of any Value Added Tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority which shall be paid by Alexion, provided that an exception shall apply in the case of any withholding taxes, which Alexion is required by applicable law to deduct against PILR payments due under this Agreement. The parties agree to co-operate in all respects necessary to take advantage of the relevant double taxation agreements as may be available to reduce or eliminate any withholding tax at source.

c.	shall be made to the following account:

Bank:                [*]
Cash Correspondent BIC:    [*]
Cash Correspondent Name:    [*]
Global Custodian BIC:    [*]
Account number:        [*]
Account Name:        [*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

ABA Number:        [*]
FFC Acct Number:        [*]
FFC Acct Name:        [*]

Contract conferring rights on a third party. Lonza wishes to benefit and to entitle Lonza Swiss Licences AG, to enforce certain rights out of the Agreement independently and in its own right. Accordingly, the Parties conclude a contract conferring rights on a third party according to article 112 sec. 2 and 3 of the Swiss Code of Obligations:

1.	Alexion and, in its capacity as guarantor under Section 21.2 of the Agreement, Alexion Inc, undertake to pay the PILR directly to Lonza Swiss Licences.

2.	Lonza Swiss Licences shall be entitled to enforce the payments of the PILR.

3.	Lonza Swiss Licences shall be entitled to enforce the audit and the related rights under Exhibit 1 of the Agreement as they relate to the PILR.

4.	Lonza Swiss Licences shall become the direct beneficiary of any payments due under Section 19.2.1 of the Agreement.

5.	Lonza Swiss Licences has the right to compel performance from Alexion and Alexion Inc according to Art. 112 sec. 2 of the Swiss Code of Obligations.

6.	By signing this supplement Lonza Swiss Licences notifies Alexion and Alexion Inc of its intention to exercise the conferred rights according to Art. 112 sec. 3 of the Swiss Code of Obligations.

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

7.
Payment by Alexion or, as guarantor, Alexion Inc, of any PILR (or of any payment under Section 19.2.1 of the Agreement) to Lonza Swiss Licences shall satisfy all payment obligations of Alexion and Alexion Inc under the Agreement with respect to such PILR (or payment under Section 19.2.1) and shall relieve Alexion and Alexion Inc of any obligation to pay Lonza Group and/or Lonza Biologics Tuas Pte Ltd any amount with respect to such PILR (or such payment under Section 19.2.1). Nothing contained in this Section 2.8 shall relieve Alexion or Alexion Inc of any obligation to Lonza Swiss Licences with respect to the payment of interest that accrues in respect of PILR payments that are not received by the applicable due date and which becomes payable in accordance with Exhibit 1 to the Agreement (under the heading “Late Payments”).

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

ALEXION PATENT RIGHTS

SOLIRIS ® (eculizumab)
Title: [*]
Alexion Ref:	Territory	Application Status	Application Number	Patent Number
13	[*]	CON	[*]	[*]
13	[*]	DIV	[*]	[*]
13	[*]	DIV	[*]	[*]
13	[*]	DIV	[*]	[*]
13	[*]	DIV	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	EPP	[*]	[*]
13	[*]	ORD	[*]	[*]
13	[*]	ORD	[*]	[*]
13	[*]	PCT	[*]	[*]
13	[*]	PCT	[*]	[*]
13	[*]	PCT	[*]	[*]
13	[*]	PCT	[*]	[*]
13	[*]	PCT	[*]	[*]
13	[*]	PCT	[*]	[*]
SOLIRIS ® (eculizumab)	[*]		[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
208	[*]	Pending	[*]	[*]
Title: [*]	[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

Alexion Ref:	[*]	Application Status	[*]	[*]
228	[*]	Pending	[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
229	[*]	Pending	[*]	[*]
Asfotase alfa	[*]
[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Published	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Published	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
Asfotase alfa	[*]		[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
0248-ENO	[*]	Published	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

0248-ENO	[*]	Published	[*]	[*]
0248-ENO	[*]	Granted	[*]	[*]
0248-ENO	[*]	Expired	[*]	[*]
0248-ENO	[*]	Expired	[*]	[*]
0248-ENO	[*]	Expired	[*]	[*]
0248-ENO	[*]	Inactive	[*]	[*]
Asfotase alfa	[*]		[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Pending	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
Asfotase alfa	[*]		[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Pending	[*]	[*]
0249-ENO	[*]	Published	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Published	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Published	[*]	[*]
0249-ENO	[*]	Published	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
Asfotase alfa	[*]		[*]	[*]
Title: [*]	[*]		[*]	[*]
Alexion Ref:	[*]	Application Status	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Published	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]
0249-ENO	[*]	Granted	[*]	[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

0249-ENO	[*]	Expired	[*]	[*]
0249-ENO	[*]	Inactive	[*]	[*]

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

TECHNOLOGY TRANSFER PROVISIONS

•	Product ([*])

◦
Lonza shall provide up to [*] hours of support over a period of a maximum of [*], whichever is reached first, but Lonza shall use reasonable commercial endeavours to provide further support to Alexion if the transfer has not been completed by that point.

◦	Lonza would initiate support to begin tech transfer within [*] of the official request by Alexion of their intent to tech transfer

◦	Alexion shall pay USD [*] for [*] hours of Lonza support, plus all reasonable travel and accommodation expenses of Lonza

◦	Not to be carried out at same time as Soliris TT support to another supplier

◦	Tech transfer agreement to include a [*] to Alexion to use the Lonza Patent Rights and Lonza Information

◦	Tech transfer agreement to include right for Alexion to cross reference Lonza’s drug master files and other regulatory submissions

◦	No more than [*] in Lonza facility by Alexion (other CMO not to be onsite at any Lonza facility) or [*] to new CMO by Lonza, as reasonably agreed between the Parties

◦	Not to be carried out prior to completion of the Asfotase[*]TT and validation batches to [*]

•	Product ([*])

o
Up to a maximum of [*] hours of support over a period of a maximum [*], whichever is reached first, but Lonza shall use reasonable commercial endeavours to provide further support to Alexion if the transfer has not been completed by that point.

o	Lonza would initiate support to begin tech transfer within [*] of the official request by Alexion of their intent to tech transfer

o	Alexion shall pay USD [*] for [*] hours of Lonza support, plus all reasonable travel and accommodation expenses of Lonza

o	Not to be carried out prior to completion of the [*] TT and validation batches to Porriño

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.

o	Not to be carried out at same time as Asfotase alfa TT support to another supplier

o	No more than [*] in Lonza facility by Alexion (other CMO not to be onsite at any Lonza facility) or [*] to new CMO by Lonza, as reasonably agreed between the Parties

o	Tech transfer agreement to include a non-exclusive license to Alexion to use the Lonza Patent Rights and Lonza Information

o	Tech transfer agreement to include right for Alexion to cross reference Lonza’s drug master files and other regulatory submissions

* Omitted information is the subject of a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934 and has been filed separately with the Securities and Exchange Commission.